                                                                    Exhibit 10.6
                              AIRPARK AMENDED LEASE
                                TABLE OF CONTENTS

 PARAGRAPH                                                      PAGE
  NUMBER                        TITLE                          NUMBER
---------------------------------------------------------------------
     1       LEASED PREMISES                                        2
     2       TERM                                                   3
     3       OPERATION AND USE                                      3
     4       RENT                                                   6
     5       MUTUAL COOPERATION                                     8
     6       GRANTS                                                 8
     7       REPAIRS                                                8
     8       INSURANCE AND INDEMNITY                                8
     9       MORTGAGE FINANCING                                     9
    10       ASSIGNMENT AND SUBLEASING                             13
    11       LIABILITY OF PINAL AND TENANT                         14
    12       CONDEMNATION                                          14
    13       ENVIRONMENT                                           16
    14       CONSTRUCTION                                          22
    15       AIR PARK MASTER PLAN                                  23
    16       TERMINATION OF AGREEMENT                              23
    17       CANCELLATION OF AGREEMENT                             25
    18       GOVERNMENT FINANCING                                  25
    19       PROPERTY TAXES                                        25
    20       COMMUNITY PARTICIPATION OF TENANT                     25
    21       FIRE PROTECTION                                       25
    22       GENERAL PROVISIONS                                    25

                              INDEX OF OBLIGATIONS
                                 AIR PARK LEASE
                                  DATED 6/12/92

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                          OBLIGATION                                  EAC/PINAL       SECT.#
-----------------------------------------------------------------------------------------------
AFFIRMATIVE ACTION PLAN: EAC will develop an affirmative action
plan and require "covered suborganizations" to do the same.              EAC           3.2.7
-----------------------------------------------------------------------------------------------
 ASSIGNMENT: Lease may be assigned under the following conditions:       EAC           10.1
   1. assignment conforms to restrictions in quitclaim deed dated
06/17/48;
   2. assignment is evidenced by written instrument which can be recorded; and
   3. an executed original is provided to Pinal.
-----------------------------------------------------------------------------------------------
ASSIGNMENT: EAC may assign lease without further obligation under
the following conditions:                                                EAC           10.3
   1. Pinal agrees assignee is financially responsible; and
   2. copy of unexecuted assignment is delivered to Pinal at
least 30 days before effective date.
-----------------------------------------------------------------------------------------------
CANCELLATION: If leasehold interest is mortgaged, lease cannot be
canceled without mortgagee's consent.                                EAC & Pinal      9.4.3.1
-----------------------------------------------------------------------------------------------
CANCELLATION: Pinal may cancel lease for conflict of interest w/o
penalty.                                                                                17
-----------------------------------------------------------------------------------------------
CONDEMNATION: Either party may oppose condemnation of
Parcel 2.                                                                              12.2
-----------------------------------------------------------------------------------------------
CONDEMNATION: If Parcel 1 or 4 is condemned, proceeds will be
divided in condemnation proceedings.                                 EAC & Pinal       12.4
-----------------------------------------------------------------------------------------------
CONDEMNATION: If Parcel 2 is condemned:                              EAC & Pinal      12.2.1
   1. All proceeds for the condemnation will be paid to Pinal to
improve the airport as agreed (up to 50% can be used by either                        (12.5/
party for Closure, Remediation & Investigation);                                     13.2.10)
   2. Any proceeds for improvements installed by EAC and costs of
relocating its operations will be paid to EAC.                                        12.2.2
-----------------------------------------------------------------------------------------------
CONDEMNATION: If Parcel 3 is condemned, proceeds will be paid to     EAC & Pinal       12.3
Pinal to improve the airport as agreed and up to 50% can be used                       12.5/
by either party for Closure, Remediation & Investigation.                            13.2.10
-----------------------------------------------------------------------------------------------
CONDEMNATION: If Parcel 5 is condemned for eminent domain on or         Pinal        12.1.1.1
before 8/15/07, 70% of proceeds go to Pinal for its exclusive use and 30% go to Pinal to be used to improve the airport as mutually
agreed by the parties. Of the 30%, up to 50% can be used by either                     12.5/
party for Closure, Remediation & Investigation.                                       13/2/10
-----------------------------------------------------------------------------------------------
DEFAULT: If EAC defaults, Pinal doesn't have to terminate--can allow EAC to remain and pursue other remedies, i.e., specific
performance, etc.                                                                     16.1.3
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                          OBLIGATION                                  EAC/PINAL       SECT.#
-----------------------------------------------------------------------------------------------
EMPLOYMENT: EAC will participate in the Job Training Partnership
Act and will provide daily bus service Mon through Fri to and
from a central point in Pinal County.                                    EAC            20
-----------------------------------------------------------------------------------------------
ENVIRONMENTAL LAW: EAC will not use, store, genrate or release;
or permit use, generation, release or storage of any regulated
material that would constitute a violation of environmental law.         EAC           13.4
-----------------------------------------------------------------------------------------------
FIRE PROTECTION: EAC will provide fire protection for the Air
Park.                                                                    EAC            21
-----------------------------------------------------------------------------------------------
GRANT FUNDS: EAC and Pinal will cooperate fully in obtaining and
using grant funding.                                                 EAC & Pinal        6
-----------------------------------------------------------------------------------------------
IMPROVEMENTS: EAC can destroy any improvements at its cost,
provided that EAC construct other improvements so that the FMV
on completion is not less than the FMV prior to destruction.             EAC           14.7
-----------------------------------------------------------------------------------------------
IMPROVEMENTS: EAC may construct on Parcel 1 under the following
conditions:                                                              EAC
   1. construction is reasonably calculated to enhance Airpark;                        14.2
   2. improvements are consistent with Airpark Master Plan;                           14.2.1
   3. improvements conform to all rules of appropriate governing
bodies                                                                                14.2.3
-----------------------------------------------------------------------------------------------
IMPROVEMENTS: EAC doesn't need Pinal's approval for construction
on Parcel 1 under the following conditions:                              EAC          14.2.4
   1. construction will be used pursuant to Para 3 of the lease;
   2. construction is consistent with the Airpark Master Plan;
   3. EAC obtains all necessary licenses & permits;
   4. Pinal is notified of construction in writing 30 days prior,
and
   5. Pinal shall not bear any cost associated with the
construction.
-----------------------------------------------------------------------------------------------
IMPROVEMENTS: EAC may construct on Parcel 4 under the following
conditions:                                                              EAC
   1. construction is approved by Pinal;                                             14.3.1
   2. improvements are consistent with Airpark Master Plan;                          14.3.2
   3. improvements conform to all rules of appropriate governing
bodies                                                                               14.2.3
-----------------------------------------------------------------------------------------------
IMPROVEMENTS: EAC will not construct, nor will it allow a
subtenant to construct, any structure or object over 2,150 ft at
sea level.                                                               EAC         3.2.13
-----------------------------------------------------------------------------------------------
IMPROVEMENTS: EAC will reimburse Pinal for debt service on bonds if bonds are required to pay for improvements after federal grants
are obtained.                                                            EAC           6
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                          OBLIGATION                                  EAC/PINAL       SECT.#
-----------------------------------------------------------------------------------------------
IMPROVEMENTS: If EAC doesn't place any "qualified improvements" on
Parcel 4 before 8/16/2000, EAC must release Parcel 4 from the            EAC         1.2.2.1/
lease.                                                                                 14.5
-----------------------------------------------------------------------------------------------
IMPROVEMENTS: If EAC plans to construct a building on the A/P, it must comply with the notification and review requirement of Part
77 of FAR.                                                               EAC          3.2.12
-----------------------------------------------------------------------------------------------
IMPROVEMENTS: Pinal will assist EAC in obtaining approvals,
permits, etc.                                                           Pinal          14.6
-----------------------------------------------------------------------------------------------
IMPROVEMENTS: Pinal will sponsor issuance of industrial bonds or other governmental financing to pay for construction upon EAC's
requrest. EAC will pay for debt service.                              Pinal/EAC         18
-----------------------------------------------------------------------------------------------
INDEMNITY: EAC indemnifies Pinal for all losses except when the
loss is the result of dampness caused by Pinal.                          EAC            8.1
-----------------------------------------------------------------------------------------------
INSURANCE: EAC will provide for liability insurance and
comprehensive, all risk insurance.                                       EAC          8.1/8.2
-----------------------------------------------------------------------------------------------
LATE CHARGES: EAC will pay either 1% of overdue charges and
attorney's fees or the maximum amount permitted by law if any amount due under the lease remains unpaid 30 days after written
notice by Pinal.                                                         EAC           22.2
-----------------------------------------------------------------------------------------------
MASTER PLAN: EAC will cooperate in preparation of updated plans          EAC           15.6
-----------------------------------------------------------------------------------------------
MASTER PLAN: If EAC requires updates or amendments, it will
help pay for the cost up to $5,000                                       EAC           15.3
-----------------------------------------------------------------------------------------------
MASTER PLAN: Pinal shall update the Master Plan if required.            Pinal          15.2
-----------------------------------------------------------------------------------------------
MORTGAGE: Any mortgage of the leasehold interest must include a
provision excusing Pinal from liability for the debt.                    EAC           9.1.2
-----------------------------------------------------------------------------------------------
MORTGAGE: EAC can mortgage all or any portion of its interest in the
lease w/o Pinal's consent under the following conditions:                EAC           9.4.2
   1. the mortgage must provide that it will be paid in full
before the last 6 months of the lease;                                                9.4.2.1
   2. Pinal will not incur any liability for the mortgage.                            9.4.2.2
   3. Pinal will not be liable for any further or expedited
remediation (per Para 13)                                                             9.4.2.3
-----------------------------------------------------------------------------------------------
MORTGAGE: If leasehold interest is mortgaged, mortgagee may                          9.4.3.2/
also remedy a default by EAC.                                                        9.4.3.3
-----------------------------------------------------------------------------------------------
MORTGAGE: Pinal authorizes any lender to pay proceeds of
loans directly to EAC without further authorization.                    Pinal       9.3/9.4.4
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                          OBLIGATION                                  EAC/PINAL       SECT.#
-----------------------------------------------------------------------------------------------
MORTGAGE: Pinal will execute and deliver any documents (including modifications to the lease) necessary for the leasing, subleasing
or financing of the Leasehold.                                          Pinal         9.5.2
-----------------------------------------------------------------------------------------------
MORTGAGE: Pinal will not encumber the Airpark or any protion
thereof or its fee interest during the lease term.                      Pinal          9.8
-----------------------------------------------------------------------------------------------
NATIONAL EMERGENCY: EAC will allow the Government control,
possession and use of the A/P during a national emergency.
Government is obligated to pay for the use.                              EAC          3.2.17
-----------------------------------------------------------------------------------------------
NOTICE: EAC will notify Pinal immediately of any claim or suit
arising from EAC's action and provide pertinent copies to Pinal.         EAC            8.1
-----------------------------------------------------------------------------------------------
NOTiCE: If leasehold interest is mortgaged, notice of default
Pinal will not be deemed served unless served on EAC and
mortgagee.                                                              Pinal        9.4.3.2
-----------------------------------------------------------------------------------------------
NOTICE: Notice to Pinal must be sent by U.S. Mail addressed
to:
   Clerk of Pinal County Board of Supervisors
   PO Box 827
   Florence, Arizona 85232                                               EAC          22.21
-----------------------------------------------------------------------------------------------
OPERATION AND USE: EAC may limit the aeronautical use of the
A/P if necessary for safety or to serve civil aviation needs of
the public                                                               EAC          3.2.15
-----------------------------------------------------------------------------------------------
OPERATION AND USE: EAC will not allow anything to be done in or
about the A/P which will conflict with law.                              EAC            3
-----------------------------------------------------------------------------------------------
OPERATION AND USE: EAC will not charge the Government landing fees, but can collect for damages caused by the use or for
maintenance if use is substantial                                        EAC          3.2.16
-----------------------------------------------------------------------------------------------
OPERATION AND USE: EAC will not grant anyone exclusive right to
provide aeronautical services to the A/P.                                EAC            3.2
-----------------------------------------------------------------------------------------------
OPERATION AND USE: EAC will not use or allow its subtenants to use the A/P in any way which will interfere with the landing or taking
off of aircraft or otherwise constitute a hazard.                        EAC          3.2.14
-----------------------------------------------------------------------------------------------
OPERATION AND USE: The specific activities which may be conducted on the facility are spelled out (including where each activity may
be conducted).                                                           EAC           3.1
-----------------------------------------------------------------------------------------------
PUBLIC RIGHT OF FLIGHT: EAC granted to Pinal for public use the
right of flight in the airspace over the A/P.                            EAC          3.2.11
-----------------------------------------------------------------------------------------------
REGULATED BUILDING MATERIAL: EAC is responsible for all costs and expenses involved in remediation of any regulated building
materials.                                                               EAC           13.3
-----------------------------------------------------------------------------------------------
RENT PAYMENTS: EAC will make four equal quarterly lease payments
due 8/16, 11/16, 2/16 and 5/16.                                          EAC           4.3.2
-----------------------------------------------------------------------------------------------
REPAIRS: All utilities and repairs are EAC's responsibility.             EAC           7/8.2
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                          OBLIGATION                                  EAC/PINAL       SECT.#
-----------------------------------------------------------------------------------------------
RIGHT OF ENTRY: Pinal may enter the Airpark at any reasonable time to inspect or perform any act it may be obligated or have a right to perform under the lease as long as the entrace does not
interfere with EAC's conducting business.                                             22.12
-----------------------------------------------------------------------------------------------
SUBLEASE: EAC may sublease to anyone without Pinal's consent as
long as intended use is consistent with Air Park Master Plan.            EAC           10.2
-----------------------------------------------------------------------------------------------
SUBLEASE: If lease is terminated, Pinal will honor subleases
(if any) which remain in effect.                                        Pinal          10.4
-----------------------------------------------------------------------------------------------
SUBLEASE: EAC will insert Paras 3.2.1 - 3.2.5 in any sublease where the right(s) granted includes rendering accommodations
or svcs to the public on the A/P.                                        EAC           3.2.6
-----------------------------------------------------------------------------------------------
SUBLEASE: If leasehold interest is mortgaged, EAC defaults and mortgagee or its nominee becomes successor tenant, sublessors are obliged to attorn to successor tenant at successor tenant's
option.                                                                  EAC          9.4.7.5
-----------------------------------------------------------------------------------------------
TAXES: No property taxes are levied on EAC's leasehold.                 Pinal           19
-----------------------------------------------------------------------------------------------
TERMINATION: EAC may terminate for any reason after 8/15/00 by
giving 2 year's notice of intent to terminate.                           EAC          16.2.1
-----------------------------------------------------------------------------------------------
TERMINATION: If leasehold is mortgaged, EAC must have mortgagee's
written consent to terminate.                                            EAC          16.2.2
-----------------------------------------------------------------------------------------------
TERMINATION: If Pinal terminates lease under the terms of 16.1.1.1 et seq., EAC will be liable for unpaid rent with interest, and other damages such as cost of recovering possession of Airpark,
expenses of reletting, reasonable attorney's fees, etc.                  EAC          16.1.2
-----------------------------------------------------------------------------------------------
TERMINATION: The following actions by EAC constitute a default for
which Pinal may terminate the lease:                                     EAC          16.1.1
   1. Failure to operate a public airport at the Airpark;                            16.1.1.1
   2. Failure to comply with the non-discrimination requirements of
the lease at Paras 3.2.3 and 3.2.5.;                                                 16.1.1.2
   3. Failure to pay rent which continues 30 days after written
notice by Pinal;                                                                     16.1.1.3
   4. Breach of any term of the lease (except rent) which
continues without cure or commencement of cure for 90 days after
written notice by Pinal;                                                             16.1.1.4
   5. Bankruptcy or insolvency (unless dismissed or resolved in
favor of EAC within 90 days).                                                        16.1.1.5
-----------------------------------------------------------------------------------------------
UST: Costs of closure and remediation will be split 50-50 between    EAC & Pinal      13.2.6/
Pinal and EAC.                                                                        13.2.7
-----------------------------------------------------------------------------------------------
UST: EAC and Pinal are mutually responsible for the UST cleanup.     EAC & Pinal       13.2
-----------------------------------------------------------------------------------------------

                       AMENDED LEASE BETWEEN FINAL COUNTY
                         AND EVERGREEN AIR CENTER. INC.

This Amended Lease (hereinafter "Lease") is entered into as of this 12th day of June, 1992 by and between PINAL COUNTY, a political subdivision of the State of Arizona acting by and through its Board of Supervisors (hereinafter sometimes referred to as "Lessor" or "Pinal") and EVERGREEN AIR CENTER, INC., an Oregon corporation (hereinafter referred to as "Tenant" or "Evergreen").

RECITALS:

WHEREAS, Pinal is the owner of that certain premises consisting of and including all that certain real and personal property described in Exhibit A attached hereto and incorporated herein (collectively referred to hereinafter as the "Original premises");

WHEREAS, Pinal and Tenant are "Parties" to that certain Lease Agreement dated August 16, 1982 (hereinafter "Original lease") recorded in the office of the Pinal County Recorder in Book 1128 of deeds at Page 982 thereof, whereby Tenant currently leases the Original premises from Pinal;

WHEREAS, the Original premises includes five (5) contiguous Parcels (four of which are described in Exhibit B attached hereto and incorporated herein) which shall be identified and referred to herein as follows: 1) that certain premises consisting of and including all that certain property described and identified in Exhibit B as "Parcel 1"; 2) that certain premises consisting of and including all that certain property described and identified in Exhibit B as "Parcel 2";
3) that certain premises consisting of and including all that certain property described and identified in Exhibit B as "Parcel 3"; 4) that certain premises consisting of and including all that certain property described and identified in Exhibit B as "Parcel 4" (Parcels 1, 2, 3 and 4, including all buildings and improvements thereon, are hereinafter sometimes referred to collectively as the "Airpark"); and 5) that certain premises consisting of and including all that certain real property described and identified in Exhibit C as "Parcel 5", attached hereto and incorporated herein (hereinafter sometimes referred to as the "D.O.D. Property");

WHEREAS, concurrent herewith Tenant has executed a Release of Leasehold Interest (a copy of which is attached hereto and incorporated herein as Exhibit D) to Parcel 5, and Pinal has accepted and executed an Acceptance of Release (a copy of which also is incorporated herein in Exhibit D, attached hereto);

WHEREAS, Pinal has determined that it is in the best interest of Pinal County to extend the term of the Lease an additional twenty-five years to August 15, 2032;

WHEREAS, Pinal and Tenant desire to modify and amend the terms, covenants, agreements and conditions of the Original lease and extend the term of the Original lease, all in accordance with the provisions contained herein;

THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, Pinal and Tenant hereby amend the Original lease, in accordance with the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Pinal and Tenant hereby mutually agree:

1 LEASED PREMISES. Pinal does by these presents lease unto Tenant and Tenant does hereby accept such lease of the Airpark together with all buildings, facilities, and improvements situated thereon.

     1.1 August 16, 1992 - August 15, 2000. During the period from August 16, 1992 through August 15, 2000, the "Airpark" shall include all of that certain real property located in Parcels 1, 2, 3 and 4 as described in Exhibit B, together with all buildings, fixtures and improvements located thereon.

     1.2   August 16, 2000 - August 15, 2032.

           1.2.1 During the period from August 16,2000 through August 15,2032, the "Airpark" shall include all of that certain real property located in Parcels 1,2 and 3 as described in Exhibit B, together with all buildings, fixtures and improvements located thereon;

           1.2.2 In addition, during the period from August 16, 2000 through August 15, 2032, in the event that Tenant places "Qualified Improvements" upon Parcel 4 in accordance with the provisions contained in Paragraph 14.3, the "Airpark" shall include all of that certain real property located in Parcel 4 as described in Exhibit B, together with all buildings, fixtures and improvements located thereon.

                  1.2.2.1 In the event that Tenant does not place Qualified Improvements upon Parcel 4 prior to August 16, 2000, then Tenant shall release Parcel 4 from this Lease by executing a release of Lease, and Pinal shall execute a consent to said release in form substantially similar to Exhibit D attached hereto and incorporated herein. In the event that Parcel 4 is released to Pinal, Tenant shall retain a rectangular shaped ingress-egress easement approximately 2745 feet in length 100 feet wide (50 feet north and 50 feet south measured from the center line of Pinal Air Park Road) and beginning at the intersection of Trico Road and Pinal Air Park Road westerly following the present course of Pinal Air Park Road approximately 2745 feet to the east section line of Section 34,.

                  1.2.2.2 In the event that Tenant does not install Qualified Improvements and Parcel 4 is released pursuant to Paragraph 1.2.2.1 hereinabove, then as of August 16, 2000, Parcel 4 shall no longer be considered to be a part of the "Airpark" as defined herein, and this Lease, including its terms, covenants and conditions, with the exception of Paragraphs 1.2.2.3 and 13.2, shall have no application or effect whatsoever as to Parcel 4.

                  1.2.2.3 Pinal and Evergreen covenant and agree that the uses and activities permitted or conducted on Parcel 4 shall conform to the Pinal County zoning process and shall be limited to transitional, commercial or light industrial uses allowed under the County Zoning Ordinance, Articles 14 (TR), 15 (CB-1), 16 (CB-2), 16.5 (CI-B), 17 (CI-1), and commercial uses under Article 18 (CI-2) such as auto racing or rifle range (but not slaughterhouse, blast furnace, auto wrecking, stockyards, or other heavy manufacturing and industrial uses). Pinal and Evergreen covenant and agree that residential uses and heavy industrial uses shall not be permitted in Parcel 4.

           1.2.3 In any event, notwithstanding the disposition of Parcel 4, this Lease and all of its terms, covenants and conditions shall remain fully applicable and effective as to the other Parcels as designated hereinabove.

2 TERM. The term of this Lease, including the twenty-five (25) year extension, shall be for a period of forty (40) years, beginning August 16, 1992 and ending August 15, 2032. The Parties hereto acknowledge that certain obligations under various paragraphs hereof may exist as of this date (the date first written hereinabove) or may commence prior to August 16, 1992, and the Parties agree to be bound by these paragraphs prior to commencement of the Lease term.

3 OPERATION AND USE. Tenant shall not use the Airpark or permit anything to be done in or about the Airpark, which will in any way conflict with any law, statute, ordinance or governmental rule or regulation. Tenant shall comply with all laws, statutes, ordinances and governmental rules, regulations or requirements and with the requirements of any board of fire underwriters or other similar bodies relating to or affecting the condition, use or occupancy of the Airpark.

     3.1 Tenant agrees that it will operate and use the areas as hereinafter described for the following purposes:

           3.1.1 The unshaded areas shown on Exhibit E, attached hereto and incorporated herein, shall be used as public aircraft landing area, as taxiways and for other uses now existing and provided on those areas which are consistent with the uses those areas were designed to accommodate.

           3.1.2 The areas shown in hatching only on Exhibit E, attached hereto and incorporated herein, shall be used for the storage, parking, maintenance and servicing of aircraft in covered and open areas, and for other uses now existing and provided on those areas which are consistent with the uses those areas were designed to accommodate.

           3.1.3 The areas shown in stipple only on Exhibit E shall be used as follows:

                  3.1.3.1 For the handling and accommodation of operators, crews, shippers and travelers arriving at and departing from the Airpark;

                  3.1.3.2 For the storage, parking, maintenance and servicing of aircraft in covered and open areas, and for other uses now existing and provided on those areas which are consistent with the uses those areas were designed to accommodate.

                  3.1.3.3 For the fabrication, manufacture or development of materials which will be used, tested or installed in aircraft;

                  3.1.3.4 For the sale, maintenance, repair, servicing, overhaul, conversion and modification of aircraft, and aircraft engines, assemblies, accessories and component parts;

                  3.1.3.5 For the storage of fuel and for the fueling of aircraft;

                  3.13.6   For the charter and leasing of aircraft;

                  3.1.3.7 For schools for the training of pilots, crews, mechanics, repairmen, navigators, dispatchers, law enforcement personnel, security personnel and other aeronautical personnel;

                  3.1.3.8 For the storage, parking, maintenance, servicing and fueling of automobiles and other equipment owned or operated by Tenant in connection with the operation of the Airpark or used by other persons using the Airpark for other authorized purposes;

                  3.1.3.9 For stores, concessions, and other recreational and consumer service activities related to the accommodation of operators, crews, mechanics, aircraft repairmen, travelers using the Airpark and other persons doing business with or who are guests of the Tenant or other users of the Airpark;

                  3.1.3.10 For all necessary operational, administrative and clerical functions in connection with the activities authorized hereinabove.

     3.2 Tenant agrees that it will not grant to anyone the exclusive right to provide aeronautical services at Pinal Airpark:

           3.2.1 The Tenant for itself, its heirs, personal representatives, successors in interest, and assignees, as part of the consideration hereof does hereby covenant and agree as a covenant running with the land that in the event facilities are constructed, maintained, or otherwise operated on the said property described in this Lease for a purpose for which a Department of Transportation ("DOT") program or activity is extended or for another purpose involving the provision of similar services or benefits, the Tenant shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, DOT, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

           3.2.2 The Tenant for itself, its personal representatives, successors in interest, and assignees, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that (1) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination, (3) that the Tenant shall use the Airpark in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary,
Part 21, Non-discrimination in Federally-Assisted Programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

           3.2.3 That in the event of breach of any of the nondiscrimination covenants contained in subparagraphs 3.2.1 and 3.2.2 hereinabove, Pinal shall have the right to terminate the lease and to reenter and repossess said land and the facilities thereon, and hold the same as if said lease had never been made or issued. This provision does not become effective until the procedures of 49 CFR Part 21 are followed and completed including expiration of appeal rights.

           3.2.4 Tenant shall furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall charge fair, reasonable and not unjustly discriminatory prices for each unit or service, PROVIDED, THAT the Tenant may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

           3.2.5 Non-Compliance with paragraph 3.2.4 hereinabove, shall constitute a material breach thereof and in the event of such non-compliance Pinal shall have the right to terminate this Lease and the estate hereby created with liability therefore or at the election of Pinal or the United States either or both said Governments shall have the right to judicially enforce Provisions.

           3.2.6 Tenant agrees that it shall insert the above five provisions in any lease agreement contract, etc. by which said Tenant grants a right or privilege to any person, firm or corporation to render accommodations and/or services to the public on the Airpark herein leased.

           3.2.7 The Tenant assures that it will undertake an affirmative action program as required by 14 CFR Part 152 Subpart E, to ensure that no person shall on the grounds of race, creed, color, national origin or sex be excluded from participating in any employment activities covered in 14 CFR part 152, Subpart E. The Tenant assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. The Tenant assures that it will require that its covered suborganizations provide assurances to the Tenant that they similarly will undertake affirmative action programs and that they will require assurance from their suborganizations, as required by 14 CFR 152, Subpart E, to the same effort.

           3.2.8 Pinal reserves the right, but shall not be obligated to the Tenant, to further develop or improve the landing area of the airport as it sees fit, regardless of the desires or view to the Tenant and without interference or hindrance.

           3.2.9 Pinal reserves the right, but shall not be obligated to the Tenant, to maintain and keep in repair the landing area of the airport and all publicly-owned facilities of the airport, together with the right to direct and control all activities of the Tenant in this regard.

           3.2.10 This Lease shall be subordinate to the provisions and requirements of any existing or future agreement between Pinal and the United States, relative to the development, operation or maintenance of the airport. If Final elects to enter such an agreement which subordinates this Lease and materially affects the value of the Leasehold, then Tenant may at its sole option elect to cancel this Lease at that time.

           3.2.11 There is hereby reserved to Pinal, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Airpark herein leased. This public right of flight shall include the right to cause in said airspace any noise inherent in the operation of any aircraft used for navigation or flight through the said airspace or landing at, taking off from, or operation on the Airpark.

           3.2.12 Tenant agrees to comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulations in the event future construction of a building is planned for the Airpark, or in the event of any planned modification or alteration of any present or future building or structure situated on the Airpark.

           3.2.13 The Tenant agrees for itself, its successors and assigns that it will not erect nor permit the erection of any structure or object, nor permit the growth of any tree on the land leased hereunder above the mean sea level elevation 2,150 feet. In the event the aforesaid covenants are breached, Pinal reserves the right to enter upon the land

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leased hereunder and to remove the offending structure or object and cut the offending tree, all of which shall be at the expense of the Tenant.

           3.2.14 The Tenant, by accepting this Lease, agrees for itself, its successors and assigns that it will not make use of the Airpark in any manner which might interfere with the landing and taking off of aircraft from Pinal Airpark or otherwise constitute a hazard. In the event the aforesaid covenant is breached, Pinal reserves the right to enter upon the Airpark hereby leased and cause the abatement of such interference at the expense of the Tenant.

           3.2.15 The Tenant may prohibit or limit any given type, kind or class of Aeronautical use of the airport when and if such action is necessary for the safe operation of the airport or to serve the civil aviation needs of the public.

           3.2.16 Tenant acknowledges and agrees that the U. S. Government through any of its employees or agents shall at all times have the right to make nonexclusive use of the landing area of the Airpark, without charge; Provided, however, that such use may be limited as may be determined at any time by the Civil Aeronautics Administrator or his successor to be necessary to prevent undue interference with use by other authorized aircraft; Provided, further, that the Government shall be obligated to pay for damages caused by such use, or if its use of the landing area is substantial, to contribute a reasonable share of the cost of maintaining and operating the landing areas, commensurate with the use made by it.

           3.2.17 Tenant understands and agrees that during any national emergency declared by the President of the United States of America or the Congress, thereof, the Government shall have the right to make exclusive or nonexclusive use and have exclusive or nonexclusive control and possession, without charge, of the Airpark or of such portion thereof as it may desire, provided, however, that the Government shall be responsible for the entire cost of maintaining such part of the airport as it may use exclusively, or over which it may have exclusive possession or control, during the period of such use, possession, or control, and shall be obligated to contribute a reasonable share, commensurate with the use made by it, of the cost of maintenance of such property as it may use nonexclusively or over which it may have nonexclusive control and possession; Provided, further, that the Government shall pay a fair rental for its use, control, or possession, exclusively or nonexclusively of any improvements to the airport made without Untied States aid.

           3.2.18 It is understood and agreed that nothing contained in this Lease shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308a of the Federal Aviation Act of 1958 (49 U.S.C 1349a).

4  RENT. Tenant agrees to pay to Pinal as rental for the Airpark, as follows:

     4.1 An initial one time payment in the amount of no less than Seven Hundred Thousand ($700,000.00) Dollars due and payable on or before June 30, 1992; and

     4.2 The Annual Rent for the 1992 Contract Year (each "Contract Year" runs from August 16 of that calendar year through August 15 of the year following, and shall be identified by the year in which the Contract Year begins), the period from August 16, 1992 through August 15, 1993, shall be the sum of Three Hundred Thousand ($300,000) Dollars, payable in four (4) equal quarterly installments as follows:

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           4.2.1  The first Quarterly Installment in the amount of Seventy-Five
Thousand ($75,000) Dollars due and payable on or before August 15, 1992;

           4.2.2 The second Quarterly Installment in the amount of Seventy-Five Thousand ($75,000) Dollars due and payable on or before November 15, 1992;

           4.2.3 The third Quarterly Installment in the amount of Seventy-Five Thousand ($75,000) Dollars due and payable on or before February 15, 1993; and

           4.2.4 The fourth Quarterly Installment in the amount of Seventy-Five Thousand ($75,000) Dollars due and payable on or before May 15, 1993.

     4.3 For the period from August 16, 1993 through August 15, 2032, the Annual Rent for each Contract Year shall be equal to the product of the Annual Rent for the previous Contract Year times an Inflation Quotient (hereinafter "IQ"), as follows:

           4.3.1 The IQ for each Contract Year shall be computed at the beginning of that calendar year and shall be equal to the sum of one (1.0) plus an Escalator Factor (hereinafter "EF"):

                  4.3.1.1 The EF for Contract Year 1993 and each Contract Year thereafter shall be equal to the percentage of change in the applicable CPI index for January of the calendar year as compared with January of the year prior (ie., the EF for the 1993 Contract Year is equal to the percentage of change in the applicable CPI index for January 1993 as compared with the CPI index for January 1992); notwithstanding the foregoing or any change in the CPI index, the EF shall not be less than zero percent (0%) and shall not exceed five percent (5%), except as specified in paragraph 4.3.1.2 hereinbelow;

                  4.3.1.2 In any case, the EF shall not exceed 5% except in the event that the CPI index increases by a factor of more than 5% for five consecutive years; when the applicable CPI index has increased by more than 5% for each of the five previous years consecutively, then the EF for the following Contract Year shall be equivalent to the CPI increase; if the CPI increase later falls to below 5%, then the EF shall not exceed 5% unless and until the CPI increase remains above 5% for five additional consecutive years;

                  4.3.1.3 The applicable CPI index shall be the composite index specified under the Consumer Price Index for All Urban Consumers for the West Region, Size class C, published in the Annual January CPI Detailed Report each year.

           4.3.2 Annual Rent shall be payable each year in four (4) equal quarterly installments, each installment equal to one quarter of the Annual Rent. Quarterly installments shall be due and payable on August 16, 1993, November 16, 1993, February 16, 1994 and May 16, 1994, and on the anniversary of each of these dates every year thereafter until the expiration of the Lease.

     4.4 Additional Rent for Parcel Four. In the event that Tenant installs "Qualified Improvements" (as defined hereinbelow in Paragraph 14.3) to Parcel 4 and retains possession and control of Parcel 4 beyond August 16, 2000 (hereinafter sometimes referred to as the "Release Date"), upon substantial completion of the fixed improvements to Parcel 4, Tenant shall make a payment or payments (hereinafter "Additional Rent") to Pinal in a sum to be agreed upon by Tenant and Pinal based upon the value of the improvements on Parcel 4.

           4.4.1 This provision applies only to those improvements placed upon Parcel 4. This provision is not intended to alter any other rights or duties set forth in this Lease. If Tenant releases Parcel 4, this provision shall have no other effect upon any rights or obligations of the Parties whatsoever except as to Parcel 4. Similarly, if Tenant retains Parcel 4, this provision shall have no effect upon any rights or obligations of the parties hereto, except that Tenant may have the obligation to pay Additional Rent as determined by the mutual consent and agreement of the Parties at that time.

     4.5 Except for the provisions contained in Paragraph 4.4 hereinabove, the rent shall not be related in any way to the value of the Airpark. Furthermore, rent shall not be related in any way to Tenant's revenues or receipts. Notwithstanding anything to the contrary, Tenant shall receive all proceeds from sublease rental, storage rental, fuel sales and all other revenues; Tenant shall use and apply all proceeds according to its own discretion; and Tenant shall not pay a premium, surcharge or commission thereon.

5 MUTUAL COOPERATION. Pinal and Tenant hereby agree to cooperate in dealing with all governmental authorities in connection with the use and operation of the Airpark, and its future development as set forth in this Lease, including, but not limited to, the securing of any licenses, permits, variance, and grants.

6 GRANTS. Tenant and Pinal shall mutually cooperate in all efforts to receive Federal or State grants for maintenance, construction, alteration, or otherwise, including grants from the Federal Aviation Administration or other agency, including Airport Improvement Program Grants ("AIPG") or similar grants, and any other additional State of Federal grants that may be available for use at the Airpark. The amounts of any such Federal or State grants shall be obtained with the mutual cooperation of Tenant and Pinal, both of whom shall at all times execute any and all documents reasonably required to obtain any such grants. Grant funds shall be used for projects which are mutually agreed to between Pinal and Tenant. Subject to the terms of any such grant agreements, and to the extent permitted by law, all construction, supervision, payment, and operation thereof shall be the responsibility and obligation of Tenant. All Federal funds obtained for the purpose of these developments shall be used for that purpose, and any additional amounts required may be paid by the Tenant or Pinal, by mutual agreement. If Pinal is required to issue bonds in order to pay for any improvement or any additional amounts required after obtaining Federal or State grants then and in that event, Tenant shall pay to Pinal all debt service as a result thereof pursuant to the provisions of Paragraph 18 provided, however, that Pinal and Tenant shall mutually agree to engage in such improvement.

7 REPAIRS. Tenant shall, at Tenant's sole cost and expense, keep the Airpark in good condition and repair. Pinal shall have no obligation whatsoever to maintain, restore or repair the Airpark during the term hereof. Tenant shall, upon the expiration, or sooner termination of this Lease, surrender the Airpark to Pinal in good condition, ordinary wear and tear and damage from causes beyond the control of Tenant excepted. Tenant shall pay all utilities during the term of this Lease.

8  INSURANCE AND INDEMNITY.

     8.1 Tenant shall indemnify and hold harmless Pinal against and from any and all legal liability caused by any and all use, occupancy or operation of the Airpark by Tenant or any subtenant and shall carry liability insurance with a reputable company naming Pinal as lessor for this purpose. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Airpark during the term of this Lease from any cause, and Tenant hereby waives all claims in respect thereof against Pinal. Pinal and its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion,

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falling plaster, steam, gas, electricity, water or rain which may leak from any part of the buildings or from the pipes, appliances, plumbing works, the roof, street, subsurface or from any other place resulting from dampness, unless caused by Pinal, its agents, servants or employees. Tenant agrees to notify Pinal immediately of any suit, action or claim made by any person or persons against Tenant arising from such use, occupancy or operation and to furnish copies of any and all pertinent papers received by Tenant pertaining to such matters.

     8.2 Tenant shall ensure that a comprehensive all risk insurance policy is, maintained throughout the term of this Lease with limits not less than the replacement value of all of the buildings and improvements on the premises. In the event of damage or destruction of any building or other facility on the premises by fire, wind, water or other causes generally covered by standard fire and comprehensive insurance policies of reputable insurance companies, Tenant agrees to repair such damage or replace such destroyed buildings or facilities or any portion thereof at its own expense to as good a condition and in substantially the same form as they were prior to the destruction or other damage, or other disposition as mutually agreed by the Parties.

9  MORTGAGE FINANCING.

     9.1 Construction Mortgages. Upon the circumstances and conditions contained in this Paragraph, the Tenant shall have the right to require Pinal, in conjunction with the doing of any construction work on the Premises described herein and in conjunction with permanent financing thereof, to join with Tenant in the execution and delivery of a mortgage(s) or other form of security interest (hereinafter "mortgage"), which mortgage shall constitute a lien on the leasehold interest created by this Lease (the "Leasehold") or any portion thereof, as well as the buildings and improvements thereon, to provide both temporary financing and permanent financing for any industrial, manufacturing, commercial, hotel, office or other buildings, structures, or improvements erected and to be erected on the Leasehold to wit:

           9.1.1 Any such mortgage will be in favor of a recognized lending institution as mortgagee or beneficiary (hereinafter "mortgagee"). As used herein, "recognized lending institution" shall mean any commercial or savings bank, trust company, pension fund or insurance company, savings and loan institution, real estate investment trust, mortgage banker, brokerage or similar organization, authorized to make such loans.

           9.1.2 Any such mortgage, which shall constitute a lien on the whole or any portion of the Leasehold, must contain a provision that the mortgagee recognizes it to be a fact that the joinder by Pinal in the mortgage is primarily for the purpose of creating a mortgage lien against the Leasehold, and that no personal liability or money judgment shall ever attach to or be obtained against Pinal or its fee interest by reason of Pinal's joinder in the mortgage.

           9.1.3 Before and during any such construction, the Tenant may draw Expenses from a Construction and/or Development Loan. As used in this Lease the term "Expenses" means expenses incurred in connection with the Premises and/or the Leasehold; the development thereof; the construction, reconstruction, and/or alteration of buildings, structures, and improvements thereto; allowances which may be paid to sub tenants required by their respective subleases; development costs, including, but not limited to, site preparation, site investigation, off-site improvements, temporary improvements, maintenance of off-site improvements, test borings, piling, filling, compacting, dredging, excavation, and demolition; bringing utilities to the Premises; customary and reasonable related professional fees and disbursements, including those of attorneys, architects, brokers, surveyors, and engineers; contractors; overhead and profit; fees, charges, and expenses of the applicable mortgagee; commitment fees and other charges with respect to all mortgage loans; interest charges with respect to construction loans and insurance premiums incurred before the consummation of the loan secured by the first permanent mortgage executed by Pinal and Tenant; and any and all other costs or expenses which are normal construction and development costs.

     9.2 Conditions of Construction Loan. The construction loan shall be subject to such conditions as shall be acceptable to Tenant in its sole discretion, provided however that no personal liability or money judgement shall ever attach or be obtained against Pinal thereunder.

     9.3 Proceeds of Loan Application. If, as a result of Tenant's application, any lender shall require Pinal's authorization to pay loan proceeds directly to Tenant, Pinal hereby authorizes any lender making any loan to pay proceeds thereof directly to the Tenant Pinal shall execute any appropriate documents required by any such lender for such purpose. If any lender shall refuse to pay the proceeds of any such loan to any person other than Pinal or to Pinal and Tenant jointly, Pinal shall pay over the proceeds thereof to the Tenant immediately on receipt thereof, and endorse and deliver to Tenant any check made payable jointly to Tenant and Pinal without liability of Final to any such lender.

     9.4 Leasehold Financing. Tenant shall have the right to finance and refinance any permanent Leasehold Mortgage from time to time upon such conditions as shall be acceptable to Tenant in its sole discretion, provided however that no personal liability or money judgment shall ever attach or be obtained against Pinal thereunder.

           9.4.1 Pinal and Tenant shall join in the execution, acknowledgment, and delivery of such new first mortgage for the purpose of subjecting their respective interests in the Leasehold to the lien thereof, and any such permanent mortgage shall cover and be a lien on the Leasehold or a designated portion thereof. Each of them shall also execute, acknowledge and deliver all such other agreements, instruments, certificates, and paper as shall be necessary or desirable in order to accomplish the replacement or refinancing of that permanent mortgage.

           9.4.2 Tenant and every successor tenant is hereby given the right to mortgage all or any portion of its interest in this Lease. Pinal hereby consents to any and all mortgages of this Leasehold or any portion thereof and agrees that such leasehold mortgagees may acquire Tenant's interest in this Lease by foreclosure of its mortgage, by assignment of this Lease in lieu of foreclosure, or otherwise.

                  9.4.2.1 Provided, however, that any such mortgage shall provide that it be paid in full before the last six months of the term of this Lease.

                  9.4.2.2 Provided, further; that Final shall thereby incur no personal liability for the payment of any sum that may be secured or required thereby, or for the performance of any term, agreement, covenant, condition or provision thereof.

                  9.4.2.3 Provided, further, that in the event that mortgagee requests investigation or remediation in addition to or sooner than that required by Paragraph 13, and in the event that Tenant submits to mortgagee's request for additional or accelerated remediation, Tenant shall bear any cost of such additional or accelerated remediation.

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           9.4.3  If Tenant or any assignee or successor mortgages this
Leasehold or any portion thereof, then as long as such mortgage remains in effect and an executed counterpart of such mortgage has been given to Pinal, the following provisions will apply:

                  9.4.3.1 There shall be no cancellation, surrender, termination, acceptance of surrender, merger, or modification of this Lease, by agreement of Pinal and Tenant, without the prior consent in writing of the Leasehold mortgagee, which consent shall not be withheld as long it does not adversely affect the mortgagee's security.

                  9.4.3.2 Pinal shall, upon serving on Tenant any notice of default or any other notice under this Lease, simultaneously serve in writing, by certified mail, return receipt requested or by hand delivery, a copy of such notice upon any and all Leasehold mortgagees and any assignees thereof, and no notice of such default or any other notice under this Lease shall be deemed to have been duly given unless and until a copy thereof has been so served. Upon service thereof, the mortgagee shall have the same period of time as the Tenant would have within which to remedy the defaults, and Pinal shall accept such performance by or at the instigation of the mortgagee as if such performance had been accomplished by Tenant.

                  9.4.3.3 Anything herein contained notwithstanding, Pinal shall not be entitled to terminate this Lease and any notice of termination given for any reason whatsoever is void and of no effect if, prior to the expiration of ninety (90) days after the date of service of a notice to terminate this Lease, the Leasehold mortgagee give Pinal notice of intent to cure and either (1) pays to Pinal all unpaid rent and Additional Rent, and (2) complies, or commences and thereafter diligently completes the work of complying, with the requirements of this Lease by reason of which default such notice has been sent or, where the default is the result of an act or omission by a subtenant of Tenant, the Leasehold mortgagee takes appropriate legal action to compel such subtenant to remedy default.

           9.4.4 In the event of refinancing of the Leasehold, any excess loan funds (after paying off the original mortgage in full) shall be distributed to the Tenant.

           9.4.5 If Pinal elects to terminate this Lease for a default by Tenant,the Leasehold mortgagee shall have and be subrogated to all rights of Tenant with respect to curing such default, and shall also have the right to postpone and extend the specified date of termination fixed by Pinal in its notice of termination, for a period of time as the Leasehold mortgagee requires to acquire the Tenant's interest in this Lease by foreclosure of its mortgage, by assignment of this Lease in lieu of foreclosure, by obtaining possession of the mortgaged property, or otherwise, provided that each of the following conditions are met:

                  9.4.5.1 The mortgagee cures any then existing default in accordance with paragraph 9.4.3.3 above and, meanwhile, pays the rent and Additional Rent and performs all of the other requirements of this Lease required to be performed by Tenant;

                  9.4.5.2 No further defaults accrue hereunder during such extended period; and

                  9.4.5.3 The mortgagee forthwith takes steps to acquire Tenant's interest in this Lease by foreclosure of its mortgage, or by assignment of this Lease in lieu of foreclosure, or by obtaining possession of the mortgaged property, or otherwise.

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           9.4.6  No Leasehold mortgagee shall be personally liable for rent hereunder upon default by Tenant unless and until said Leasehold mortgagee acquires the Leasehold estate by foreclosure, assignment of this Lease in lieu of foreclosure, or otherwise. Any acquisition of the Leasehold by a Leasehold mortgagee may be taken in the name of a nominee.

           9.4.7 In the event of any termination of this Lease prior to the expiration of the term, Pinal shall serve upon the holder of such mortgage written notice that the Lease has been terminated together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease. Such holder shall thereupon have the option to reinstate this Lease with amendments in accordance with and upon the following terms and conditions:

                  9.4.7.1 Upon the written request of the holder of such mortgage, within thirty (30) days after service of such notice that the Lease has been terminated, Final shall reinstate the Lease and amend Lease of the Airpark to include the holder, or its designee, as the tenant;

                  9.4.7.2 Such reinstated Lease shall be effective as at the date of termination of this Lease but shall be prior and superior to all rights, liens and encumbrances that would have been extinguished by foreclosure of the Leasehold Mortgage, and shall be for the remainder of the term of this Lease and upon the terms, covenants and conditions hereof;

                  9.4.7.3 Any such reinstated Lease shall require the tenant to perform any unfulfilled obligations of Tenant under this Lease;

                  9.4.7.4 Upon the execution of such amended Lease, the tenant named therein shall pay any and all sums which would, at the time of the execution thereof, have been due under this Lease but for such termination;

                  9.4.7.5 Each subtenant shall be obliged to attorn to the tenant named therein, at said tenant's option.

           9.4.8 If any Leasehold mortgagee acquires title to Tenant's interest in this Lease, either by foreclosure of a mortgage thereon or by assignment in lieu of foreclosure or by an assignment from a designee or wholly owned subsidiary corporation of such mortgagee, the mortgagee may assign the Lease and shall thereupon be released from all liability for the performance or observance of the covenants and conditions in this Lease pertaining to Tenant to be performed and observed after the date of such assignment.

           9.4.9 In lieu of obtaining a reinstated Lease, the Leasehold mortgagee shall have the right to demand possession of the Premises, and Pinal, after Tenant's ouster from the Premises, shall place such mortgagee in possession of the Premises, and this shall in no way cause a surrender, merger or other impairment of the Lease or Leasehold Mortgage, but shall be deemed a continuation of the Lease as though the same had been assigned by Tenant to the Leasehold mortgagee.

           9.4.10 It is understood and agreed that Tenant and every successor tenant shall be permitted to execute separate Leasehold Mortgages to encumber separate portions or parcels of the Premises. Tenant and every successor tenant shall have the right to separate this Lease into such parts as may be required by Tenant and/or the respective leasehold mortgagees. Such separation of the Lease shall survive the foreclosure of any leasehold mortgage. A breach of any divided leasehold or any leasehold mortgage shall not

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be deemed a breach of this Lease, of any other divided leasehold or any other leasehold mortgage.

     9.5   Execution of Necessary Documents.

           9.5.1 Following execution of this Lease, Pinal shall execute and deliver a Collateral Assignment of Lease in a form as required by mortgagee.

           9.5.2 Further, Pinal agrees to execute and deliver any mortgages, consent agreements, subordination agreements, modification of this Lease, modification of lease agreements, lease or sublease agreements, or any other document (s) or instrument (s) necessary for the leasing, subleasing or financing of this Leasehold without Pinal incurring liability thereby and without substantially changing the respective rights and obligations of the Parties hereto.

     9.6 Fee Interest of Pinal. No mortgage or lien permitted under this section shall be a mortgage or lien upon the fee interest of Pinal.

     9.7 Tenant shall have the right to contest by appropriate legal proceedings, in the name of Tenant or Pinal or both, without cost or expense to Pinal, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature herein referred to, and if by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of any such proceedings may legally be held in abeyance without the incurrence of a lien, charge or liability of any kind against the Airpark, and without subjecting Tenant or Pinal to any liability, civil or criminal, of whatsoever nature for failure so to comply therewith, Tenant may postpone compliance therewith until the final determination of any proceedings, provided that all such proceedings shall be prosecuted with all due diligence and dispatch.

     9.8 Pinal represents to Tenant that no mortgage of any kind encumbers any of Pinal's fee interest in the Airpark. Pinal covenants and agrees that it shall not encumber the Airpark or any portion thereof or its fee interest during the Lease term.

10 ASSIGNMENT AND SUBLEASING.

     10.1 Written Assignment. This Lease is assignable by Tenant subject to any restrictions thereupon contained in the Quit claim Deed whereby Pinal County acquired the subject property from the United States on or about June 17, 1948, provided that such assignment shall be evidenced by written instrument and executed in such fashion as to entitle it to recording, and an executed original thereof is delivered to Pinal.

     10.2 Sublease. Tenant may enter into any subcontract, sublease, or other agreement with any person, entity or organization including, any parent, subsidiary or affiliated entity of Tenant, for the use or occupancy of the Airpark or any part thereof without the consent of Pinal, provided that the intended use of the Airpark or any part thereof at that time is consistent with the Airport Master Plan (referred to as "Plan" and defined in Paragraph 15).

     10.3 Tenant's Liability. If Tenant's interest in this Lease is assigned, Tenant shall be completely relieved of any liability to the extent of said assignment for the performance of any of the terms, conditions, covenants and agreements herein required to be performed after the date of the assignment, provided that Tenant obtains Pinal's agreement that the assignee is financially responsible, and provided an unexecuted copy of the assignment is delivered to Pinal at least thirty (30) days before the effective date of the

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assignment. Pinal's agreement that the proposed assignee is financially responsible shall not be unreasonably withheld.

     10.4 Non-Disturbance. In connection with any sub-lease or other agreement for the use or occupancy of the Airpark or any part thereof, Pinal agrees that if the term of this Lease shall terminate for any reason before the expiration of the term of any such sublease or other agreement, as same may be renewed in accordance with the terms thereof, then such sublease or other agreement shall continue as a lease between Pinal, as landlord, and such subtenant or other party, as tenant, with the same force and effect as if Pinal, as landlord, and subtenant or other party as tenant, had entered into a lease as of the date of the termination of this Lease, containing the same terms, covenants and conditions as those contained in such sublease or other agreement, for a term equal to the unexpired term of such sublease or other agreement. Any such subtenant or other party will attorn to Pinal, and Pinal agrees to accept such attornment Pinal agrees to execute and furnish any and all agreements, instruments, writings, further assurances and documents that may be requested by Tenant, any subtenant, any mortgagee of Tenant, or any mortgagee of any subtenant or other party, as may be necessary, appropriate, or convenient for the carrying out of the purpose and intent of this section, including, but not limited to, any non-disturbance agreement between Pinal and any subtenant or other party, any non-disturbance agreement between Pinal and any mortgagee, and any sublease or other agreement to be entered into between Tenant and any subtenant or other party, provided further that the term of any such agreement shall not extend beyond August 15, 2032.

11 LIABILITY OF PINAL AND TENANT. Liability relating to this Lease is limited to the Parties hereto. Therefore, no supervisor, government official, elected representative, director, officer, agent, shareholder, employee, principal, parent, subsidiary or affiliate of any party hereto shall be charged personally or held contractually liable by or to the other party under any term or provision of this Lease or any supplement, modification or amendment to this Lease, or because of any breach thereof or because of it or their execution or purported execution except as may be expressly agreed to in writing by the party to be charged.

12 CONDEMNATION.

     12.1 Parcel 5.

           12.1.1 If, at any time prior to August 15, 2007, Parcel 5 or any portion thereof is taken, purchased, conveyed, appropriated or condemned by reason of eminent domain, any proceeds and awards for Parcel 5 shall be paid as follows:

                  12.1.1.1 Seventy percent (70%) of any proceeds and awards for Parcel 5 shall be paid entirely to Pinal to use in any lawful manner;

                  12.1.1.2 Thirty percent (30%) of any proceeds and awards for Parcel 5 shall be paid in trust to Pinal to be used to improve the airport and/or other related facilities at the Airpark, including as mutually agreed by the Parties.

                  12.1.1.2.1 In the event that any environmental remediation is required to Parcel 5, then Pinal and Tenant agree that any proceeds paid in trust to Pinal pursuant to this Paragraph shall be available to either or both Parties to use to pay the costs and expenses of said remediation and either or both Pinal and Tenant shall be permitted to withdraw and use no more than 50% of the total said proceeds to pay their respective shares of said costs of remediation.

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           12.1.2 If, at any time after August 16, 2007, Parcel 5 or any portion thereof is taken, purchased, conveyed, appropriated or condemned by reason of eminent domain, any proceeds and awards for Parcel 5 shall be paid entirely to Pinal to be used in any lawful manner.

     12.2 Parcel 2. Pinal and Tenant agree that either party may oppose by action or proceeding appropriation or condemnation of Parcel 2.

           12.2.1 If Parcel 2, or any portion thereof, is taken, purchased, conveyed, appropriated or condemned by reason of eminent domain the Parties agree that any proceeds or awards for the land shall be allocated and paid entirely to Pinal in trust to be used to improve the airport and/or other related facilities at the Airpark as mutually agreed by the Parties.

           12.2.2 If Parcel 2, or any portion thereof, is taken, purchased, conveyed, appropriated or condemned by reason of eminent domain the Parties agree that any proceeds and awards for improvements installed by Tenant and the cost of relocating its operations shall be allocated and paid entirely to Tenant to use in any lawful manner.

     12.3 Parcel 3. If Parcel 3, or any portion thereof, is taken, purchased, conveyed, appropriated or condemned by reason of eminent domain the Parties agree that any proceeds and awards for Parcel 3 shall be allocated and paid entirely to Pinal in trust to be used to improve the airport and/or other related facilities at the Airpark as mutually agreed by the Parties.

     12.4 Parcel 1 and Parcel 4. If Parcel 1 or Parcel 4 is taken or appropriated or condemned by reason of eminent domain, the proceeds and awards shall be divided in the condemnation proceedings (hereinafter "proceedings") and a just and equitable abatement of the rent shall be made.

           12.4.1 If the respective portions of any award to be received by Pinal and Tenant are not fixed in the proceedings for such taking in accordance with the agreement of the Parties set forth in Paragraph 12.4.2 hereinbelow, and if the Parties do not agree in writing on their respective portions, annual abatement of rent, or other adjustments within thirty (30) days after the date of the final determination of the amount of such award, then the amounts of such respective portions shall be determined by arbitration in the manner provided in Paragraph 12.4.3 hereinbelow. If arbitration is necessary, then the entire award or awards made in the proceedings for such taking shall be deposited in any bank or trust company designated by Tenant and having offices in the State of Arizona and resources in excess of One Hundred Million ($100,000,000) Dollars pending the determination by arbitration as aforesaid. Upon the determination of such arbitration proceeding, such award or awards shall be withdrawn and paid to Pinal, Tenant, and the holder or holders of any Leasehold mortgages on this Lease in accordance with the determination of the arbitrators.

           12.4.2 Although the title to the building, fixtures, and permanent improvements placed by the Tenant upon Parcel 1 and/or Parcel 4 will pass to Pinal, nevertheless, for purpose of condemnation, the fact that the Tenant placed such buildings, fixtures, and improvements on Parcel 1 and/or Parcel 4 shall be taken into account, and the deprivation of the Tenant's use of such buildings, fixtures, and improvements shall, together with the term of the Lease remaining, be an item of damage in determining the portion of the condemnation award to which the Tenant is entitled. It is the intent of this Paragraph 12.4 that, upon condemnation, the Parties hereto shall share in all awards to the extent that their interests, respectively, are depreciated, damaged, or destroyed by the

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exercise of the right of eminent domain. In this connection, if the condemnation is total, the Parties agree that the condemnation award shall be allocated so that the value at that time of the land, as though it were vacant land, shall be allocated between Pinal and Tenant and the value of the buildings or improvements thereon shall be allocated to Tenant and Pinal after giving due consideration to the number of years remaining in the term of this Lease, the value of any sublease, the condition of the buildings at the time of condemnation, and the costs to Tenant of constructing such buildings or improvements.

           12.4.3 Disputes arising under this Paragraph 12.4 shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association then in force, subject, however, to such limitations as may be imposed by the provisions of this Lease. The decision of the Arbitrator(s) shall be binding and conclusive upon the Parties.

     12.5 Pinal and Tenant agree that any proceeds paid in trust to Pinal pursuant to Paragraphs 12.1.1.2, 12.2.1 and 12.3 hereinabove shall be available to either or both Parties to use to pay the costs and expenses of Closure, Remediation and Investigation. Either or both Pinal and Tenant shall be permitted to withdraw and use no more than 50% of the total proceeds paid into trust pursuant to the aforementioned Paragraphs.

13 ENVIRONMENT. The Parties recognize and acknowledge that protection of the Environment is of the utmost importance and requires the cooperation of both Pinal and Tenant. In this regard, Pinal acknowledges that Tenant has expended substantial sums on several environmental projects, including the construction and operation of an environmentally sound aircraft wash and strip rack and an above ground storage tank facility to replace the underground petroleum storage facilities. The Parties desire to continue to upgrade the improvements at the Airpark and to ensure continued protection of the environment. In order to foster cooperation in preserving and protecting the environment the Parties have agreed to me following provisions:

     13.1  Definitions.

           13.1.1 "Environmental Law" means those laws, statutes, ordinances, rules or regulations as may involve the protection or preservation of air or water quality and as may involve the generation, handling, treatment, usage, storage, transportation and disposal of special or hazardous materials and wastes, whether solid or liquid or gaseous.

           13.1.2 "Closure" means any procedures necessary to comply with Title 40 of the Code of Federal Regulations Sections 280.71-280.74.

           13.1.3 "Investigation" means any additional sampling, testing, or site monitoring necessary to determine with a reasonable degree of certainty the date and/or origin of release of any contaminant for the purpose of assigning liability or responsibility.

           13.1.4 "Remediation" means any site monitoring, containment, cleanup, removal that is consistent with or necessary to comply with Title 40 of the Code of Federal Regulations Sections 280.60-280.67.

           13.1.5 "U.S.T." means an underground storage tank as defined by the Arizona Underground Storage Tank Regulation statute, A.R.S.Sections 49-1001.

           13.1.6 "Regulated Building Material" means asbestos, lead paint or other building materials which are in a condition and location so as to violate an Environmental Law.

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     13.2  Underground Storage Tanks. Pinal and Tenant shall be mutually responsible for closing all Underground Storage Tanks ("U.S.T.s") on the Air Park and for any Remediation that may be required in connection therewith.

           13.2.1 In order to facilitate the Closure of U.S.T.s and any required Remediation, the Parties shall retain a qualified consultant (hereinafter "consultant") to perform or manage Closure of the U.S.T.'s and manage Remediation of the U.S.T.'s.

                  13.2.1.1 Pinal shall compile a list of all qualified candidates in accordance with its Procurement Code. The consultant shall be chosen by the procedures set forth in the Procurement Code subject to the stipulations herein. The "Selection Committee" provided under the Procurement Code shall be appointed by the Assistant County Manager of Public Works and shall be composed of three (3) members. One member shall be nominated by Tenant and one member by Pinal These two members shall then choose a third independent member. That third independent member shall act as Chair of the Selection Commitee. Members of the Selection Committee shall be residents of the State of Arizona but are not required to be residents of Pinal County.

           13.2.2 With the exception of the preliminary assessment referred to in Paragraph 13.2.4.1 hereinbelow and any reports that are mandated by an Environmental Law, consultant shall not take any action(s) toward Closure or Remediation without first submitting a progress report (hereinafter "Report" or consultant's Report). Each Report shall consist of findings and a recommendation(s). In cases where there are two or more lawful alternatives, the alternatives shall be stated, however, consultant shall indicate which of the alternatives he recommends in view of the Parties' objectives as described in this Paragraph 13.2. All Reports of the consultant shall be produced in duplicate and furnished directly to both Tenant and Pinal.

           13.2.3 In the event that either Pinal or Tenant does not agree with either the findings or the recommendations contained in the consultant's Report(s), the objecting party (hereinafter the "Appellant") shall notify the other party (hereinafter the "Appellee") of the disagreement within fifteen (15) calendar days of Receipt of the consultant's written Report. Failure of Appellant to so notify Appellee shall waive Appellant's right to object and to elect binding arbitration.

                  13.2.3.1 Appellant shall have the right at its sole cost, to retain its own qualified consultant (hereinafter "Appellant's Consultant"), conduct an assessment and prepare a report (hereinafter "Appellant's Report"). Appellant's Report also shall consist of findings and recommendations and may include samples and the results of any monitoring or testing.

                           13.2.3.1.1 In conducting its assessment, Appellant's
Consultant shall have access to all of the consultant's sampling, testing and monitoring data and consultant's findings (Appellant shall pay costs of duplication), and the Appellant may, at its sole cost, conduct additional sampling, testing or site monitoring.

                  13.2.3.2 Within sixty (60) days after Appellant's receipt of consultant's Report, Appellant shall complete Appellant's Report and deliver a complete copy to Appellee. Failure of Appellant to timely complete Appellant's Report and furnish a complete copy to Appellee shall waive Appellant's right to submit the Appellant's Report and to elect binding arbitration.

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                           13.2 3.2.1 Within twenty (20) days after Appellee's
receipt of a complete copy Appellant's Report, consultant may amend consultant's Report and deliver a complete copy of the amended consultant' s Report to Appellant. The consultant's amended Report also may include any samples and the results of any monitoring or testing.

                  13.2.3.3 If within thirty (30) calendar days of Appellee's receipt of a complete copy of Appellant's Report, Appellant and Appellee have not reached an agreement regarding the consultant's Report, Appellant shall (after the thirty (30) days have passed) have an additional ten (10) days within which to elect binding arbitration by giving Appellee notice of election of binding arbitration.

                  13.2.3.4 Within ten (10) days of Appellee's receipt of Appellant's Notice of election of binding arbitration, Pinal shall compile a list of all "qualified arbitrators" who have offices in Arizona. Each qualified arbitrator shall be an Arizona Registered Geologist who has been doing U.S.T. closure and remediation in Arizona for at least twenty-four (24) months.

                  13.2.3.5 Within twenty calendar (20) days of Tenant's receipt of the list, Tenant and Pinal shall meet to select an arbitrator from the list.

                           13.2.3.5.1 At the meeting. Pinal and Tenant shall
first review the list and strike therefrom the names of any qualified arbitrator who is currently employed by either party in any capacity.

                           13.2.3.5.2 Pinal and Tenant shall then alternatively
strike names remaining on the list until only one name remains unstricken. The Tenant shall make the first strike. The order in which the names are stricken shall be recorded so that if the person first chosen is unable to perform, the last name stricken shall then be the alternate arbitrator.

                  13.2.3.6 Within ten (10) days of the above meeting, Pinal shall contact the person whose name appears unstricken, provide a copy of Paragraph 13.2 of this Lease and a copy of the original consultant's Report to that person and determine whether the person is willing to perform the binding arbitration and the estimated charge the person will make to perform the binding arbitration.

                           13.2.3.6.1 If the person is unwilling to perform the
arbitration or later is unwilling to make a binding determination, Pinal shall contact the last name stricken to ascertain the information required by Paragraph 13.2.3.6 hereinabove. This process shall continue until a person is contacted who is willing to complete the binding arbitration. That person shall be the arbitrator. Pinal shall within five (5) days of ascertaining the arbitrator, notify Tenant of the name, address and estimated charge to be made by the arbitrator.

                  13.2.3.7 Appellant shall, within ten (10) days receipt of notice or knowledge of the name, address, and estimated charge of the arbitrator, pay the arbitrator's estimated charge and deliver to the arbitrator an exact duplicate of the Appellant's Report.

                           13.2.3.7.1 Appellant shall not add to, delete, or in
any way amend the Appellant's Report after having given a complete copy thereof to the Appellee pursuant to Paragraph 13.2.3.2 hereinabove.

                           13.2.3.7.2 Failure of the Appellant to timely pay the
arbitrator's estimated charge and provide the duplicate copy of its Appellant's Report shall constitute a waiver of Appellant's right to arbitration.

                  13.2.3.8 Appellee shall, within ten (10) days receipt of notice or knowledge of the name, address, and estimated charge of the arbitrator, deliver the arbitrator an exact duplicate of the consultant's Report. Failure of the Appellee to timely provide the duplicate copy of the consultant's Report shall constitute a waiver of Appellee's right to have the arbitrator consider the consultant's Report.

                           13.2.3.8.1 Neither Appellee nor consultant shall add
to, delete from, or in any way amend the Report after having given a complete copy thereof to the Appellant pursuant to Paragraph 13.2.3.2.1 hereinabove. If a complete copy of the Report was not given to Appellant pursuant to 13.2.3.2.1, then Appellee shall not add to delete or in any way amend the original Report after it was originally furnished to Appellee from consultant pursuant to any of the provisions of Paragraph 13.2.

                  13.2.3.9 The arbitrator shall review both Reports and select the one in the arbitrator's professional opinion that should be used to comply with all of the Environmental Laws in the most cost effective manner. In making the selection, the arbitrator shall act within the powers and limitations as follows:

                           13.2.3.9.1 The arbitrator may, but is not required,
to visit the site and make an on-site inspection, subject to the restrictions in Paragraph 13.2.3.9.2 hereinbelow;

                           13.2.3.9.2 The arbitrator shall not have the power to
question either the party, their employees, or any third persons concerning the premises, nor to receive or request any additional data or information from either party beyond the Report and Appellant's Report (except as necessary to ascertain the location of the site or sites if an on-site inspection is made);

                           13.2.3.9.3 The arbitrator shall not perform any
sampling, testing or site monitoring.

                           13.2.3.9.4 The arbitrator shall select either the
Report or the Appellant's Report and shall not make any other selection, report or modifications.

                  13.2.3.10 The arbitrator shall notify both of the parties of his selection within twenty (20) days of receiving both the Report and Appellant's Report.

                           13.2.3.10.1 The arbitrator's selection notice shall
state only that both Reports were reviewed, that an on-site inspection was or was not made, and which Report should be followed.

                           13.2.3.10.2 The arbitrator shall not give any
reason(s) for the selection.

                  13.2.3.11 In the event that consultant's Report is chosen, Appellant and Appellee shall not be reimbursed for the costs associated with the arbitration, and Appellant shall pay arbitrator's total fee if in excess of the estimated charge already paid.

                  13.2.3.12 In the event that the Appellant's Report is chosen, Appellee shall reimburse Appellant for the amount paid the arbitrator. Appellant shall not receive any interest on the amount repaid. Appellee shall pay the arbitrator's total fee if in excess of the estimated charge.

                  13.2.3.13 It is the intent of the Parties that the arbitration process set forth herein in Paragraph 13.2.3 shall be the exclusive remedy available to Pinal and Tenant to challenge the Reports of the consultant, and shall be binding upon the Parties. Further, the arbitration process set forth hereinabove shall not be used to resolve any other issue, beyond the consultant's Report and actions associated therewith, which might arise under the Lease.

           13.2.4 The consultant shall perform or manage all of the activities necessary to close the U.S.T.S in accordance with Title 40 of the Code of Federal Regulations Sections 280.71-280.74, as follows:

                  13.2.4.1 Conduct a preliminary assessment of each U.S.T. to determine whether any contamination may have occurred. If the preliminary assessment is inconclusive, the consultant shall submit a Report to the Parties recommending either an action or further investigation; Unless consultant determines that further investigation is more likely than not to lead to reduced cost for Closure, it shall be presumed that permanent Closure by removal will be the preferred method;

                  13.2.4.2 Permanently close each U.S.T. using the most cost effective method;

                           13.2.4.2.1 In determining the cost effectiveness of a
particular method, the consultant shall consider the impact of the method of closure upon the total cost of Closure and Remediation of all of the U.S.T.s; If removal of one U.S.T. will reduce the total cost by reducing the cost to remediate the contamination from the adjacent U.S.T., that shall be considered by the consultant;

                           13.2.4.2.2 If the consultant determines that no
subsurface contamination has been found to have occurred the consultant shall submit a Report recommending closure of the U.S.T. by filling with inert material or other method that complies with Environmental Law;

                           13.2.4.2.3 Where subsurface contamination has been
found to have occurred the consultant shall submit a Report recommending removal of the U.S.T. as the most cost effective method of closure.

           13.2.5 In addition, where subsurface contamination is found to be present, the consultant shall submit an additional Report of action to accomplish the Remediation of any release in accordance with Title 40 of the Code of Federal Regulations Sections 280.60-280.67 as required.

                  13.2.5.1 If, in the course of any required Remediation, consultant obtains sufficient data to determine with a reasonable degree of certainty the date and origin of any known release, consultant shall address that data in a Report.

           13.2.6 All costs and expenses (including consultant's fees) of Closure of the U.S.T.s as described in Title 40 of the Code of Federal Regulations Sections 280.71-280.74 shall be paid by Pinal and Tenant in equal shares, fifty percent (50%) by Pinal and fifty percent (50%) by Tenant.

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           13.2.7 In the event that Remediation is required, all costs and expenses (including consultant's fees) of any required Remediaition as described in Title 40 of the Code of Federal Regulations Sections 280.60-280.67 shall initially be paid by Pinal and Tenant in equal shares, fifty percent (50%) by Final and fifty percent (50%) by Tenant.

           13.2.8 The Parties recognize that in certain instances, third parties or the U.S. Government and its agencies (collectively sometimes referred to hereinafter "third parties") may be responsible for the conditions set forth in Paragraph 13.2.1 hereinabove. Either party may initiate necessary
Investigation to determine the date and/or origin of any known release. The initial costs and expenses of such Investigation shall be paid entirely by the party who elects to initiate the Investigation. In the event that Investigation reveals that the third parties are responsible for the release, either Pinal or Tenant may pursue any action or procedure necessary to require the third parties to pay the costs and expenses of Remediation, Investigation and any other just and proper sums.

                  13.2.8.1 Any sums recovered from the third parties shall be applied first to reimburse the costs and expenses of the Investigation which led to the establishment of such third party liability and recovery.

                  13.2.8.2 After the costs and expenses of the Investigation are reimbursed, both Parties shall be reimbursed pro rata according to the degree that their respective contributions of 50% each exceeded the established liability. This formula shall be applied in a manner that is consistent with the following examples:

                         EXAMPLE 1: If it is determined that Tenant was 25% liable for the costs and expenses of Remediation, then any proceeds recovered from third parties (in excess of costs of Investigation) would be paid one-third (33.33%) to reimburse Tenant and two-thirds (66.67%) to reimburse Pinal (assuming both Tenant and Pinal initially contributed 50% toward Remediation)

                         EXAMPLE 2: If it is determined that Tenant was 60% liable for the costs and expenses of Remediation, then the proceeds recovered from third parties (in excess of costs of Investigation) would be paid entirely to reimburse Pinal (and Tenant would reimburse Pinal an additional 10% as required by paragraph 13.2.9 hereinbelow)

           13.2.9 In the event that Investigation establishes that Tenant is more than 50% liable for Remediation, Tenant shall reimburse Pinal for that portion of Tenant's Remediation costs and expenses paid by Pinal and unreimbursed from other sources (as demonstrated in EXAMPLE 2 hereinabove).

           13.2.10 The Parties agree that any and all proceeds paid in trust to Pinal pursuant to Paragraphs 12.1.1.2, 12.2.1 and 12.3 hereinabove shall be available to either or both Parties to use to pay the costs and expenses of Closure, Remediation and Investigation. Either or both Pinal and Tenant shall be permitted to withdraw and use no more than 50% of the total proceeds paid into trust pursuant to the aforementioned Paragraphs.

     13.3 Regulated Building Material. Where any Regulated Building Material as defined in Paragraph 13.1.6 is incorporated into buildings, whether by Tenant or by

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prior tenants of Pinal, Tenant shall assume responsibility for all required remediation of such materials and all costs and expenses of such remediation shall be paid by Tenant

     13.4 Tenant's Representations. Tenant represents and warrants to Pinal that Tenant shall not cause or permit any regulated substance to be used, generated, manufactured, stored, or released on the Airpark in a manner that would constitute a violation of any Environmental Law. Tenant indemnifies and holds harmless Pinal for any liability resulting if any such violations occur.

14 CONSTRUCTION.

     14.1 Tenant is not obligated to construct any additional buildings or improvements on the Airpark or any portion thereof.

     14.2 Tenant may construct buildings or improvements to the Parcel 1 provided that any development or construction by Tenant is reasonably calculated to enhance the Airpark and meet all of the following requirements:

           14.2.1 The improvements must be consistent and in accordance with the Airpark Master Plan; and

           14.2.3 The improvements must be in compliance with all rules and regulations of all governmental authorities having jurisdiction thereof.

           14.2.4 Notwithstanding anything herein contained, the Parties hereto agree that the approval of Pinal is not required prior to the construction of any buildings, improvements or other structures on Parcel 1, provided that each of the following conditions is met: (1) The Construction is designed to be used for the purpose set forth in Paragraph 3 hereinabove; (2) The Construction is consistent with the Airpark Master Plan; (3) Tenant has obtained appropriate building permits, licenses, and any other permits required from any governmental authority; (4) Tenant notifies Pinal in writing 30 days prior to any new construction or structural modification of any existing structures; and (5) Pinal shall not bear any cost associated with the buildings or improvements to be constructed.

     14.3 Tenant may construct buildings or improvements to Parcel 4 (improvements and buildings placed upon Parcel 4 in accordance herewith are sometimes referred to herein as "Qualified Improvements") provided that such construction meets all of the following requirements:

           14.3.1 The construction is approved by Pinal (Pinal shall not unreasonably withhold approval if Tenant's proposed buildings or improvements are consistent with the Airpark Master Plan);

           14.3.2 The improvements must be consistent and in accordance with the Airpark Master Plan;

           14.3.3 The improvements must be in compliance with all rules and regulations of all governmental authorities having jurisdiction thereof;

     14.4 In the event that Tenant obtains the approval of Pinal and places Qualified Improvements upon Parcel 4 prior to August 16, 2000, then Tenant shall retain Parcel 4 and Parcel 4 shall remain part of the Airpark throughout the remainder of this Lease until

 August 15, 2032; and in that case, Tenant shall pay the Additional Rent as set forth in Paragraph 4.4.

     14.5 In the event that Tenant does not place Qualified Improvements upon Parcel 4, then Parcel 4 shall be released to Pinal in accordance with Paragraph
1.2.2 et seq.

     14.6 Pinal covenants and agrees to fully cooperate with Tenant, without delay, and to assist Tenant in obtaining any approvals, permits, and licenses as set forth herein at Tenant's expense.

     14.7 Notwithstanding anything contained herein, Tenant shall have the right to demolish any and all existing buildings or portions thereof, structures, facilities, and improvements located on Airpark, at its sole cost and expense, provided that Tenant shall construct erect or add new buildings structures, facilities or improvements so that the fair market value of all improvements upon completion is not less that the fair market value of all improvements on Airpark prior to such demolition.

15 AIRPARK MASTER PLAN.

     15.1 Pinal has developed and adopted an airport master plan for Pinal Airpark (hereinafter sometimes referred to as the "Plan"). This Plan shall provide guidance for the Parties in determining the future development of the Airpark.

     15.2 Pinal shall update the Plan if required by law, the Federal Aviation Administration or any Federal, State or municipal governmental authority.

     15.3 In addition, if Evergreen requests or demands an updated or amended Plan for the purpose of accessing grant funds, or for other purpose, Evergreen shall contribute to the cost of the Plan by paying any local match funds required not to exceed Five Thousand ($5,000) Dollars.

     15.4 In addition, Pinal may update or amend the Plan for any reason as it deems appropriate.

     15.5 Pinal shall file, in its own name, any applications and execute any documents required in connection with such updated plan.

     15.6  Tenant shall cooperate with Pinal in preparing updated plans.

16 TERMINATION OF AGREEMENT.

     16.1  Termination By Pinal.

           16.1.1 Subject to the provisions contained in Paragraph 9, Pinal may terminate this Lease for any one or more of the following reasons (each of which constitute an event of default):

                  16.1.1.1 The failure by Tenant to operate a public airport at the Airpark.

                  16.1.1.2 Any breach by Tenant which would trigger either Paragraph 3.2.3 or Paragraph 3.2.5, hereinabove.

                  16.1.1.3 The failure by Tenant to make any payment of rent, as and when due, where such failure shall continue for a period of thirty (30) days after written notice thereof by Pinal to Tenant

                  16.1.1.4 The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than described in Paragraph 16.1.1.3 hereinabove, where such failure shall continue for a period of ninety (90) days after written notice thereof by Pinal to Tenant; provided, however, that if the nature of Tenant's default is such that more than ninety (90) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said ninety (90) day period and thereafter diligently prosecutes such cure to completion.

                  16.1.1.5 The filing by Tenant of a petition to have Tenant adjudged a bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of petition filed against Tenant, the same is dismissed within ninety (90) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Airpark or of Tenant's interest in this Lease, where possession is not restored to Tenant within ninety (90) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Airpark or of Tenant's interest in this Lease, where such seizure is not discharged within ninety (90) days.

           16.1.2 In the event of such termination, Pinal also shall be entitled to recover any and all unpaid installments of rent which shall bear interest from the date due at the maximum legal rate. Pinal also shall be entitled to recover from Tenant all damages incurred by Pinal by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Airpark; expenses of reletting; reasonable attorney's fees; the value (at the time of the award) of the amount by which the unpaid rent and other charges and adjustments called for herein exceed the amount of such loss for the same period that Tenant proves could be reasonably avoided by Pinal

           16.1.3 Notwithstanding anything herein to the contrary, in the event of default Pinal is not required to terminate the Lease but may in Pinal's sole discretion maintain Tenant's right to possession, continue this Lease in effect and pursue any other lawful remedy including damages and/or an order of specific performance.

     16.2  Termination By Tenant.

           16.2.1 Tenant shall have the absolute right to terminate this Lease for any reason at any time after August 15, 2000, by giving seven hundred and thirty (730) days prior written notice to Pinal (for example, termination as of August 16, 2000 requires notice of termination on or before August 16, 1998). In the event of termination pursuant to this Paragraph, the term of this Lease shall cease and expire on the seven hundred thirty first (731st) day after the date of such notice, as if that date were the date originally set forth herein for the expiration of the Lease Term. In the event of such termination, Tenant shall have no further responsibility or liability to Pinal hereunder after the date of such termination. Upon termination by Tenant, Pinal shall have no obligation whatsoever to reimburse Tenant for permanent improvements installed by Tenant.

           16.2.2 If Tenant has mortgaged the Leasehold or any part thereof, notice to and written consent of the mortgagee pursuant to Paragraph 9 is required prior to termination. Absent the consent in writing of the mortgagee, any attempt by the Tenant during the term of the mortgage to terminate this Lease is void.

17 CANCELLATION OF AGREEMENT. Pinal may cancel this Lease for conflict of interest without penalty or further obligation as provided by A.R.S. Section 38-511.

18 GOVERNMENT FINANCING. Pinal hereby agrees that upon request of Tenant it will sponsor the issuance of industrial revenue bonds or other governmental financing to pay for construction and development. Any debt service that Pinal may incur will be paid by Tenant to Pinal.

19 PROPERTY TAXES. The Airpark is not subject to property taxes. Tenant shall pay no property taxes for the Leasehold interest or any portion thereof acquired from Pinal by this Lease. This provision does not release Tenant from any other duty it may have to pay taxes on its personal property.

20 COMMUNITY PARTICIPATION OF TENANT. Tenant will continue to encourage employment of Pinal County residents at its facilities at the Air Park. In order to encourage such employment, Tenant will participate in the Job Training Partnership Act (JTPA) and will furnish daily bus service (Monday through Friday) from a central point in Pinal County to the Air Park and returning.

21 FIRE PROTECTION. Tenant shall provide for fire protection for the Airpark.

22 GENERAL PROVISIONS.

     22.1 Exhibits, Plats and Riders. Causes, plats, rider, exhibits and addenda, if any, affixed to this Lease are a part hereof.

     22.2 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Pinal of rent or other sums due hereunder will cause Pinal to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Pinal or Pinal's designee within thirty
(30) days after written notice that said amount is past due, then Tenant shall pay to Pinal a late charge equal to the maximum amount permitted by law and in the absence of any governing law, one (1%) percent of such overdue amount, plus any attorneys' fees incurred by Pinal by reason of Tenant's failure to pay rent and/or other charges when due hereunder. The Parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Pinal will incur by reason of the late payment by Tenant. Acceptance of such late charges by Pinal shall in no event constitute waiver of Tenant's default with respect to such overdue amount, nor prevent Pinal from exercising any of the other rights and remedies granted hereunder.

     22.3 Waiver. The waiver by either party of any term, covenant or condition herein contained shall not be deemed to be a continuing waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Pinal shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Pinal's knowledge of such preceding default at the time of the acceptance of such rent

     22.4 Joint Obligation. If there be more than one Tenant (or successor tenant), the obligations hereunder imposed shall be joint and several.

     22.5 Paragraph References. Unless the context indicates otherwise, reference to a "Paragraph" includes that paragraph and all lesser sections contained under the specified paragraph. For example, a reference to "Paragraph 9.4.2" includes also paragraphs 9.4.2.1 and 9.4.2.2, even though they are not specifically enumerated.

     22.6 Paragraph Headings. The paragraph headings and paragraph titles to the paragraphs of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

     22.7 Gender. "He", "him" and "his", as may be used herein, are inclusive and do not in any way connote a specific gender.

     22.8 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs successors, executors, administrators and permitted assigns of the Parties hereto.

     22.9 Execution. This Agreement may be executed in two counterparts, both of which shall be deemed a duplicate original.

     22.10 Recordation. Neither Pinal nor Tenant shall record this Lease, but a memorandum hereof may be recorded at the request of either party.

     22.11 Quiet Possession. Upon Tenant paying the rent reserve hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet Possession of the Airpark for the entire term hereof, subject to all the provisions of this Lease. However, nothing in this Lease shall be construed in such a way as to violate any of the terms, conditions or restrictions contained in the Quit Claim Deed from the United States of America to Pinal and the State of Arizona. To the extent that any provisions herein may contravene the provisions of said Quit Claim Deed, such provisions shall be unenforceable.

     22.12 Right of Entry. Pinal shall have the right at all reasonable times to enter upon the Airpark for the purpose of inspection to observe the performance by Tenant of its obligations under this Lease, and to perform any act which Pinal may be obligated or have the right to do under this Lease, provided that Pinal's entry is executed in a manner that does not interfere with the conduct of Tenant's business.

     22.13 Prior Agreements. This Lease contains all of the agreements of the Parties hereto with respect to the matters covered or mentioned in this Lease and supercedes the Original lease and any prior lease, consent, contract, amendment, agreement or understanding. This Lease shall not be effective or binding on any party until fully executed by both Parties hereto.

     22.14 Amendments. No provision of this Lease may be amended or added to except by an agreement in writing signed by the Panics hereto or their respective successors in interest. Neither Pinal nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by any mortgagee, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom such consent to change or amendment is requested.

     22.15 Inability of Pinal to Perform. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Pinal is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by acts of God, or any other cause beyond the reasonable control of Pinal.

     22.16 Inability of Tenant to Perform. This Lease and the obligations of Pinal hereunder shall not be affected or impaired because Tenant is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by acts of God, or any other cause beyond the reasonable control of Tenant.

     22.17 Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

     22.18 Arbitration. The obligation of Pinal and Tenant to submit a dispute or controversy to binding arbitration, is limited to disputes or controversies arising under Paragraph 12.4 and 13.2 of this Lease. Disputes under Paragraph
12.4 shall be settled by arbitration in accordance with the Arbitration Rules of the American Arbitration Association then in force, subject, however, to such limitations as may be imposed by the provisions of this Lease. Disputes under Paragraph 13.2 shall be settled by arbitration in accordance with the procedures described in Paragraph 13.2.3. In both cases where arbitration is required, the decision of the arbitrator(s) shall be binding and conclusive upon the Parties.

     22.19 Choice of Law. This Lease shall be governed by the laws of the State of Arizona.

     22.20 Attorney's Fees. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorney in such action or proceeding, including costs of appeal, if any in such amount as the court or arbitrator may adjudge reasonable as attorney's fees.

     22.21 Notices. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by Pinal to the Tenant shall be sent by United States mail, postage prepaid, addressed to the Tenant at the Airpark, and to the address hereinbelow, or to such other place as Tenant may from time to time designate in a notice to Pinal. All notices and demands by the Tenant to Pinal shall be sent by United States Mail, postage prepaid, addressed to Pinal at the address set forth hereinbelow, or to such other person or place as Pinal may from time to time designate in a notice to the Tenant.

     To Pinal at:              Clerk of Pinal County Board of Supervisors
                               P.O. Box 827
                               Florence, AZ 85232

     To Tenant at:             President
                               Evergreen Air Center
                               Pinal Airpark
 b                             Marana,AZ 85653

     22.22 Authority of Pinal. Each individual executing this Lease on behalf of Pinal represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Pinal County, a political subdivision of the State of Arizona, in accordance with the laws of the State of Arizona, and that this Lease is binding upon said political subdivision.

     22.23 Authority of Tenant. Each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation.

     THIS AMENDED LEASE is made and entered into as of the 12/th/ day of, June, 1992.

EVERGREEN AIR CENTER, INC.              PINAL COUNTY A POLITICAL SUBDIVISION OF
                                        THE STATE OF ARIZONA acting by and
                                        through its BOARD OF SUPERVISORS


By:     /s/  David S.Fowler             By:       /s/  William Mathieson
   --------------------------------        -------------------------------------
     David S. Fowler, President                William Mathieson, Chairman

                                        ATTEST:


                                        By:      /s/  Stanley D. Griffis
                                           -------------------------------------
                                                Stanley D. Griffis, Clerk of
                                                       the Board


                                        APPROVED AS TO FORM:
                                        ROY A.MENDOZA
                                        PINAL COUNTY ATTORNEY


                                        By:       /s/  Particia A. Grieb
                                           -------------------------------------
                                             Particia A. Grieb, Deputy County
                                                        Attorney

SUBSCRIBED AND SWORN to before me this 11 day of June, 1992 by DAVID S. FOWLER, on behalf of Evergreen Air Center, Inc. and not in his individual capacity.


                                        By:        /s/  Louis E. Brown
                                           -------------------------------------
                                                       NOTARY PUBLIC
My Comm. expires: My Commission Expires Aug 9, 1995

                                    EXHIBIT A

                         DESCRIPTION OF LEASED PREMISES
I

All of Sections 32 and 33; the South Half of the South Half (S 1/2 S 1/2) of
Section 28; the South Half of the South Half (S 1/2 S 1/2) of Section 29; the North Half (N 1/2) of Section 34; the North Half of the South Half (N 1/2 S 1/2) of Section 34, in Township 10 South, Range 10 East, Gila and Salt River Base and Meridian, containing 2080 acres more or less.

TOGETHER WITH all buildings, structures, and improvements located thereon.

The above described premises are leased subject to all existing easements for roads, highways, public utilities, railways, and pipelines.

II

That certain air-space safety zoning restriction (avigation easement) established by agreement dated 23 July 1942, signed by Fok Yut, Demetrio P. Lopez, H. B. Aguirre, and Anita Aguirre in consideration of one dollar ($1.00) paid to them by the United States of America, affecting the following described properties to wit:

The Southeast Quarter of the Southwest Quarter (SE 1/4 SW 1/4) and the South Half of the Southeast Quarter (S 1/2 SE 1/4), of Section Thirty-Four Township Ten (10) South, Range Ten (10) East, of the Gila and Salt River Base and Meridian; and the Southwest Quarter of the Southwest Quarter (SW 1/4 SW 1/4) of Section Thirty-five (35), Township Ten (10) South, Range Ten (10) East, and the Northeast Quarter of the Southwest Quarter (NE 1/4 SW 1/4), and the Southeast Quarter (SE 1/4) of Section Thirty-six (36), Township Ten (10) South, Range Nine
(9) East, of the Gila and Salt River Base and Meridian, Pinal County, Arizona.

III

That certain air-space safety zoning restriction (avigation easement) established by agreement dated 23, July, 1942, signed by Clarence W. George, Daisy George, T. J. Smith, and Jennie Smith in consideration of one dollar ($1.00) paid to them by the United States of America affecting the following described properties, to wit:

Those certain portions of Sections Nine (9) and Sixteen (16), in Township Eleven
(11) South, Range Ten (10) East, of the Gila and Salt River Base and Meridian, Pima County, Arizona.

IV

That certain air-space safety zoning restriction (avigation easement) established by agreement dated 24, July, 1942, signed by the State Land Department of the State of Arizona in consideration of one dollar ($1.00) paid to the State of Arizona by the United States of America, affecting the following described properties to wit:

Those certain portions of Sections 16, 17, 19, 20, 21, 26, 27, 28, 29, 30, 31,
34 and 35, Township Ten (10) South, Range Ten (10) East, and of Sections 24 and 36, Township Ten (10) South, Range Nine (9) East, and of Section One (1), Township Eleven (11)

South, Range Nine (9) East, and of Sections 4, 5, 6 and 17, Township Eleven (11) South, Range Ten (10) East, of the Gila and Salt River Base and Meridian.

And further excepting in accordance with Executive Order 9908, approved on December 5, 1947, (12 F.R. 8223), all uranium, thorium, and all other materials determined pursuant to Section 5 (b)(1) of the Atomic Energy Act of 1946 (60 Stat.761), to be peculiarly essential to the production of fissionable material, contained, in whatever concentration, in deposits in the lands covered by the instrument for the use of the United States, together with the right of the United States through its authorized agents or representatives at any time to enter upon the land and prospect for, mine, and remove the same, making just compensation for any damage or injury occasioned thereby. However, such land may be used, and any rights otherwise acquired by this disposition may be exercised, as if no reservation of such materials had been made; except that, when such use results in the extraction of any such material from the land in quantities which may not be transferred or delivered without a license under the Atomic Energy Act of 1946, as it now exists or may hereafter be amended, such material shall be the property of the United States Atomic Energy Commission, and the Commission may require delivery of such material to it by any possessor thereof after such material has been separated as such from the ores in which it was contained. If the Commission requires the delivery of such material to it, it shall pay to the person mining or extracting the same, or to such other person as the Commission determines to be entitled thereto, such sums, including profits, as the Commission deems fair and reasonable for the discovery, mining, development, production, extraction, and other services performed with respect to such material prior to such delivery, but such payment shall not include any amount on account of the value of such material before removal from its place of deposit in nature. If the Commission does not require delivery of such material to it, the reservation hereby made shall be of no further force or effect.

                                    EXHIBIT B

                                    PARCEL 1
                                    --------
Tract 1A:

The South Half of the South Half (Sl/2 Sl/2) of Section 28, in Township 10 South, Range 10 East, Gila and Salt River Base and Meridian, Pinal County, Arizona. Said parcel containing 160.40 acres of land more or less.

Tract 1B:

The South Half of the South Half (Sl/2 Sl/2) of Section 29, in Township 10 South, Range 10 East, Gila and Salt River Base and Meridian, Pinal County, Arizona. Said parcel containing 160.67 acres more or less.

Tract 1C:

A parcel of land situated in Section 33, Township 10 South, Range 10 East, of the Gila and Salt River Base and Meridian, Pinal County, Arizona, being more particularly described as follows:

Beginning at the northwest corner of said Section 33;

THENCE North 89DEG. 59' 41" east along the north section line for a distance of 5290.58 feet to the northeast corner of said Section 33;

THENCE South 00DEG. 10' ll" west along the east section line for a distance of 5280.41 feet to the southeast corner of said Section 33:

THENCE South 89DEG. 59' 16" west along the south section line a distance of 1760.66 feet;

THENCE North 00DEG. 02' 36" west a distance of 675.04 feet;

THENCE North 45DEG. 12' 01" west a distance of 262.44 feet;

THENCE South 89DEG. 59' 16" west a distance 3324.20 feet to a point on the west line of said Section 33;

THENCE North 00DEG. 02' 36" west along said west section line a distance of 4421.04 feet to the point of beginning.

The above described parcel contains 571.27 acres of land more or less.

Tract 1D:

A parcel of land situate in Section 32, Township 10 South, Range 10 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona, being more particularly described as follows:

Beginning at the northeast corner of said Section 32;

THENCE South 00DEG. 02' 36" East along the east section line a distance of 4421.04 feet;

THENCE South 89DEG. 57' 59" West a distance of 1356.44 feet;

THENCE North 00DEG. 02' 36" West a distance of 4421.66 feet a point on the north line of said section;

THENCE North 89DEG. 59' 33" East along the north section line a distance of 1356.44 feet to the point of beginning.

The above described parcel contains 137.68 acres of land more or less.

Tract 1E:

A parcel of land situate in Section 34, Township 10 South, Range 10 East, of the Gila and Salt River Base and Meridian, Pinal County Arizona, being more particularly described as follows:

Beginning at a tie at the southwest corner of said Section 34;

Thence continuing North 00DEG. 10' 11" east along the west section line of
Section 34, a distance of 1319.88 feet to the true point of beginning;

Thence continuing North 00DEG. 10' 11" east along the west section line a distance of 2873.68 feet;

Thence South 53DEG. 39' 49" east a distance of 3161.50 feet to a point of intersection with the north centerline projection of Trico Road;

Thence South 00DEG. 45' 58" west along said centerline projection and then said roadway centerline a distance of 1000.00 feet to a point on the south line of the N 1/2 SW 1/4 of said Section 34;

Thence South 89DEG. 59' 21" west along south line of said N 1/2 SW 1/4 a distance of 2541.90 feet to the true point of beginning.

The above described parcel contains 113.36 acres of land more or less.

And the aggregate area of Parcel 1 contains 1,143.38 acres of land more or less.

                                    PARCEL 2
                                    --------
Tract 2A:

A parcel of land situate in Section 32, Township 10 South, Range 10 East, of the Gila and Salt River Base and Meridian, Pinal County, Arizona. Being more particularly described as follows.

Beginning at the southeast corner of said Section 32;

Thence South 89DEG. 57' 59" west along the south section line a distance of 2958.59 feet;

Thence North 00DEG. 02' 27" east along a line parallel with the north-south midsection line a distance of 860.00 feet;

Thence North 89DEG. 57' 59" east a distance of 2957.34 feet to a point on the east section line;

Thence South 00DEG. 02' 36" east along the east section line a distance of
860.00 feet to the Point of Beginning.

The above described parcel of land contains 58.40 acres of land more or less.

Tract 2B:

A parcel of land situate in Section 33, Township 10 South, Range 10 East, of the Gila and Salt River Base and Meridian, Pinal County, Arizona, being more particularly described as follows.

Beginning at the southwest corner of said Section 33;

Thence North 00DEG. 02' 36" west along the west section line a distance of
860.00 feet;

Thence North 89DEG. 59' 16" east a distance of 3324.20 feet;

Thence South 45DEG. 12' 01" east a distance of 262.44 feet;

Thence South 00DEG. 02' 36" east a distance of 675.04 feet to a point on the south line of Section 33;

Thence South 89DEG. 59' 16" West along said south section line a distance of 3510.28 feet to the southwest corner of Section 33 (POINT OF BEGINNING).

The above described parcel contains 68.91 acres of land more or less.

And the aggregate area of Parcel 2 contains 127.31 acres of land more or less.

                                    PARCEL 3
                                    --------

A portion of Section 32, Township 10 South, Range 10 East, of the Gila and Salt River Base and Meridian, Pinal County, Arizona, being more particularly described as follows:

Beginning from a tie at the northeast corner of Section 32;

THENCE South 89DEG. 59' 33" West along the north section line a distance of 1356.44 feet to the true point of beginning;

THENCE South 89DEG. 59' 33" West continuing along the north section line a distance of 650.00 feet;

THENCE South 00DEG. 02" 36" East a distance of 4421.96 feet;

THENCE North 89DEG. 57' 59" East along a line parallel with the south section line a distance of 650.00 feet;

THENCE North 00DEG. 02' 36" West along a line parallel to the east section line a distance of 4421.66 feet to the true POINT OF BEGINNING.

The above described parcel of land contains 65.98 acres of land more or less.

                                    PARCEL 4
                                    --------

A portion of Section 34, Township 10 South, Range 10 East, of the Gila and Salt River Base and Meridian, Pinal County, Arizona, being more particularly described as follows:

BEGINNING at the northwest corner of said Section 34;

THENCE North 89DEG. 58' 59" east along the north line of the NW 1/4 a distance of 2638.15 feet to the N 1/4 corner;

THENCE North 89DEG. 58' 11" East along the north line of the NE 1/4 for a distance of 2638.30 feet to the northeast corner of Section 34;

THENCE South 00DEG. 02' 02" west along the east line of said NE 1/4 for a distance of 2641.12 feet to the East 1/4 corner;

THENCE continuing South 00DEG. 02' 02" west along the east line of the N 1/2 SE 1/4 for a distance of 1320.56 feet to the southeast corner thereof;

THENCE South 89DEG. 59' 21" west along the south line of said N 1/2 SE 1/4 for a distance of 2642.92 feet to the southwest corner thereof;

THENCE continuing South 89DEG. 59' 21" west along the south line of the N 1/2 SW 1/4 a distance of 101.02 feet to a point on the centerline of Trico Road;

THENCE North 00DEG. 45' 58" east along the centerline of Trico Road a distance of 1000.00 feet;

THENCE North 53DEG. 39' 49" west a distance of 3161.50 feet to a point on the West line of the NW 1/4, Section 34;

THENCE North 00DEG. 10' 11" east along said west line of the NW 1/4 a distance of 1086.85 feet to the point of beginning.

The above described parcel contains 366.85 acres of land.

                                    EXHIBIT C

                                    PARCEL 5

A parcel of land situate in Section 32, Township 10 South, Range 10 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona, being more particularly described as follows:

Beginning at the southwest corner of said Section 32;

THENCE North 00DEG. 07' 29" East along the west section line a distance of 5283.48 feet to the northwest corner of Section 32;

THENCE North 89DEG. 59' 33" East along the north section line a distance of 3295.25 feet;

THENCE South 00DEG. 02' 36" East a distance of 4421.96 feet;

THENCE South 89DEG. 57' 59" West a distance of 950.90 feet;

THENCE South 00DEG. 02' 27" West along a line parallel with the north-south midsection line a distance of 860.00 feet to a point on the south section line;

THENCE South 89DEG. 57' 59" West along the south section line a distance of 2358.58 feet to the POINT OF BEGINNING.

The above described parcel of land contains 381.78 acres of land more or less.

                                    EXHIBIT D

                    PARTIAL RELEASE OF LEASEHOLD AND CONSENT

This Partial Release of Leasehold Interest is executed this___________day of______________, 1992 by EVERGREEN AIR CENTER, INC., an Oregon corporation ("Evergreen") and the County of Pinal, a political subdivision of the State of Arizona, acting by and through its Board of Supervisors ("County").

Whereas, County is Lessor and Evergreen Air Center, Inc. is Tenant under a lease recorded August 15, 1982 in the Pinal County Recorders Office in Book 1128, page 982 ("lease") whereby Evergreen has acquired an interest in the property described in Paragraph 5 hereinbelow, hereinafter referred to as the "released property"; and

Whereas, Lessor has requested that Evergreen release the released property from the Leasehold;

Therefore:

1. Evergreen hereby forever releases and extinguishes all of its leasehold interest in the released property;

2.  County hereby consents to and accepts this Release of Leasehold Interest;

3.  County waives any and all future performance by Evergreen under the lease;

4. County agrees that, from the date hereof, Evergreen has no further responsibility or liability under the lease with respect to the released property;

5. The released property which is being released by Evergreen is a parcel of land situate in Section 32, Township 10 South, Range 10 East, of the Gila and Salt River Base and Meridian, Pinal County Arizona, being more particularly described as follows:

Beginning at the southwest corner of said Section 32;

THENCE North 00DEG. 07' 29" East along the west section line a distance of 5283.48 feet to the northwest corner of Section 32;

THENCE North 89DEG. 59' 33" East along the north section line a distance of 3295.25 feet;

THENCE South 00DEG. 02' 36" East a distance of 4421.96 feet;

THENCE South 89DEG. 57' 59" West a distance of 950.90 feet;

THENCE South 00DEG. 02' 27" West along a line parallel with the north-south midsection line a distance of 860.00 feet to a point on the south section line;

THENCE South 89DEG. 57' 59" West along the south section line a distance of 2358.58 feet to the POINT OF BEGINNING.

The above described parcel of land contains 381.78 acres of land more or less.

IN WITNESS WHEREOF, the parties hereto have caused this Release of Leasehold and Consent to be executed on the day and year first above written.

EVERGREEN AIR CENTER, INC.

By:
   --------------------------
     Dave Fowler, President

PINAL COUNTY acting by and through its BOARD OF SUPERVISORS

 By:
    -----------------------------
     William Mathieson, Chairman

ATTEST:                                         APPROVED AS TO FORM:
                                                ROY A. MENDOZA
                                                PINAL COUNTY ATTORNEY


By:  /s/                                        By:
   -----------------------                         ----------------------------
     Stanley D. Griffis,                                Patricia A. Grieb,
     Clerk of the Board                               Deputy County Attorney


     SUBSCRIBED AND SWORN to before me this _______ day of___________________ 19_______by DAVE FOWLER, on behalf of Evergreen Air Center, Inc. and not in his individual capacity.

                                                    ----------------------------
                                                    NOTARY PUBLIC
My Comm. expires:
                 ----------------------

                                   EXHIBIT E

[GRAPHIC APPEARS HERE]